                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                                      UICI
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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

                                      UICI
                          4001 MCEWEN DRIVE, SUITE 200
                              DALLAS, TEXAS 75244

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

     The Annual Meeting of the Stockholders of UICI (the "Company"), a Delaware corporation, will be held at the Company's Insurance Service Center, First Floor, 9151 Grapevine Highway, North Richland Hills, Texas 76180, on Wednesday, May 16, 2001 at 10:00 a.m., Central Daylight Time, for the following purposes:

          1. To elect eight (8) directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified.

          2. To approve the UICI 2000 Restricted Stock Plan.

          3. To approve the UICI 2001 Restricted Stock Plan.

          4. To ratify the appointment of Ernst & Young LLP as independent public accountants to audit the accounts of the Company for the fiscal year ending December 31, 2001.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 26, 2001 as the record date for the meeting. Holders of the Company's Common Stock of record at the close of business on such date will be entitled to notice of and to vote at such meeting or any adjournment thereof. A list of such stockholders will be available, as required by law, at our principal offices at 4001 McEwen Drive, Suite 200, Dallas, Texas. The stock transfer books will not be closed.

     The Company will supply, upon written request and without charge, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests for the Annual Report should be directed to Investor Relations, UICI, 4001 McEwen Drive, Suite 200, Dallas, Texas 75244.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors

                                            /s/ PEGGY G. SIMPSON

                                            Peggy G.Simpson
                                            Secretary

Date: April 5, 2001

                             ---------------------

                                   IMPORTANT

     UNLESS YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN AND MAIL THE ENCLOSED PROXY, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING, SAVING YOUR COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                                      UICI
                          4001 MCEWEN DRIVE, SUITE 200
                              DALLAS, TEXAS 75244

                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

                             ---------------------

     This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of UICI, a Delaware corporation (the "Company"), from holders of the Company's outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), for the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001 for the purposes set forth in the accompanying notice (the "Annual Meeting"). The Board of Directors does not know of any other matters to be presented at the meeting, but, if any other matters are properly presented to the meeting for action, the persons named in the accompanying proxy will vote upon such matters in accordance with their best judgment. The Company will bear the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Company's Common Stock trades on The New York Stock Exchange under the symbol: UCI. This proxy statement is being mailed on or about April 5, 2001 to stockholders of record at the close of business on March 26, 2001, who are the only stockholders entitled to receive notice of and to vote at the meeting. At March 26, 2001 the Company had outstanding 47,725,066 shares of Common Stock. A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum. Each share of the outstanding Common Stock is entitled to one vote. The affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting is required to elect directors and ratify or approve the other items being voted on at this time. Abstentions will have the same effect as votes against the proposals, although abstentions will count toward the presence of a quorum.

     Your vote is important. You can vote in one of three ways: (1) in person -- by casting your vote at the Annual Meeting, (2) by mail -- by marking, signing and dating the enclosed proxy card, and returning it promptly in the enclosed postage-paid envelope, or (3) on the internet -- by visiting the website indicated on the enclosed proxy card.

     The internet voting procedure is designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should be aware that there may be costs associated with electronic access, such as usage charges from internet access and telephone or cable service providers, that must be borne by the stockholder. If you choose to vote on the internet, you will be offered the option to receive future annual meeting materials electronically through the internet, which is cost-effective for the Company. We hope the convenience and cost savings of voting by computer will attract you. A sizable electronic "turnout" would save the Company significant return-postage fees.

     The Company is pleased to announce that it will broadcast the annual meeting live on-line (listen only) at www.uici.net for stockholders unable to attend in person. The replay of the Webcast will be available through June 15, 2001.

     A proxy may be revoked at any time before its exercise by (i) notifying UICI in writing at 4001 McEwen Drive, Suite 200, Dallas, Texas 75244, Attention; Secretary; (ii) completing a later-dated proxy and returning it to UICI; or
(iii) appearing at the Annual Meeting in person and revoking the proxy orally by notifying the Secretary before the vote takes place. Properly executed proxies will, unless such proxies have been revoked, be voted in the manner specified in the proxies. If no instructions are indicated, such shares will be voted FOR the election of the eight directors, FOR the approval of the UICI 2000 Restricted Stock Plan, FOR the approval of the UICI 2001 Restricted Stock Plan and FOR the ratification of Ernst & Young LLP as independent public accountants for UICI for 2001.

                            1. ELECTION OF DIRECTORS

     The Board of Directors (the "Board") has fixed the number of directors for the ensuing year at eight (8). The Nominating Committee of the Board has nominated Messrs. Ronald L. Jensen, Gregory T. Mutz, Richard T. Mockler, Stuart
D. Bilton, George H. Lane III, William J. Gedwed, Patrick J. McLaughlin and Glenn W. Reed for election as Directors at the 2001 Annual Meeting of Stockholders. At the meeting, it is intended that such number of directors will be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors are chosen and qualified. It is intended that the proxies will be voted to elect as directors the nominees listed above. All of the nominees are currently directors of the Company except Mr. Reed, who is Executive Vice President and General Counsel of the Company. Although the Board does not anticipate that any of such nominees will be unable to serve as a director, in the event of such occurrence, the proxy holders shall have the right to vote for such substitute, if any, as the present Board may designate.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED ABOVE

                             NOMINEES FOR DIRECTOR

     Set forth below is a biographical summary of the experience of each of the nominees for Director:

     Ronald L. Jensen (age 70) has served as Chairman of the Board of Directors of the Company and its predecessor company since December 1983. Mr. Jensen served as President and Chief Executive Officer ("CEO") of the Company in 1993 and 1994 and from September 1997 to January 1999.

     Gregory T. Mutz (age 55) has served as a Director, President and CEO of the Company since January 1999 and is a member of the Executive Committee and Investment Committee of the Board of Directors of the Company. Prior to joining the Company in January 1999, Mr. Mutz served and continues to serve as Chairman of the Board of AMLI Realty Co. (a subsidiary of the Company) since 1980, as Chairman of the Board of Trustees of AMLI Residential Properties Trust (NYSE:
AML) since 1994, and as Chairman of AMLI Commercial Properties Trust since 1997. Mr. Mutz has been a Director of the National Multifamily Housing Council since 1995 and a Director of Alleghany/Chicago Trust since 1996. Mr. Mutz received a B.A. from DePauw University in 1967 and a J.D. from the University of Michigan Law School in 1973. Mr. Mutz served as an infantry lieutenant in Vietnam from 1968 to 1969.

     Richard T. Mockler (age 63) has served as a Director of the Company since 1991. Mr. Mockler is a member of the Audit and Stock Option Plan Committees of the Board of Directors. Mr. Mockler retired as a partner with Ernst & Young LLP in 1989 after 27 years with the firm. Mr. Mockler has served as a member of the Board of Directors of Georgetown Rail Equipment Company since 1994 and as Treasurer since October 1996. Mr. Mockler served as a Director of Snead Research Labs from 1995 until January 1998 and as Treasurer from October 1996 until January 1998.

     Patrick J. McLaughlin (age 43) has served as a Director of the Company since May 1999. Mr. McLaughlin also serves on the Executive, Compensation, Investment, Nominating and Privacy Committees of the Board. Since 1993, Mr. McLaughlin has served as a Managing Director of Emerald Capital Group,

Ltd., an insurance advisory and investment banking firm. Mr. McLaughlin has served as a director of Universal American Financial Corp., an insurance holding company, since January 1995.

     Stuart D. Bilton (age 54) has served as a Director of the Company since May 1999. Mr. Bilton has been President and CEO of Chicago Trust Company (an institutional money manager and mutual fund sponsor) since 1994. He also has served as President of Alleghany Asset Management since January 1997 and as a Director since 1994. Mr. Bilton has served as a Director of Baldwin & Lyons, Inc. since 1987 and as Chairman of Alleghany Funds since 1993. Mr. Bilton serves on the Audit, Compensation, Nominating and Special Litigation Committees of the UICI Board of Directors.

     George H. Lane III (age 52) has served as a Director of the Company since May 1999 and as Chief Executive Officer of Lane Co., a real estate development company, since June 1988. He is a member of the Advisory Committee of the National Multifamily Housing Council and is the founder, past President and Director of the Atlanta, Georgia Apartment Association. Mr. Lane also serves as a Trustee of Westminster Schools, Atlanta, Georgia. Mr. Lane serves on the Audit, Compensation, Stock Option Plan and Special Litigation Committees of the UICI Board of Directors.

     William J. Gedwed (age 45) has served as a Director of the Company since June 2000. He is also a member of the Investment and Privacy Committees of the Board of Directors. He served as a Vice President of the Company from August 1999 and as Executive Vice President of the Company from May 2000 until December 31, 2000. From 1993 until July 2000, Mr. Gedwed served as President and CEO of NMC Holdings, Inc. and National Motor Club of America, Inc. (subsidiaries of the Company from 1997 until July 2000), and from 1997 until July 2000 he served as Chairman of the Board of National Motor Club of America. Effective January 1, 2001, Mr. Gedwed again became Chairman and CEO of NMC Holdings Inc. and Chairman, President and CEO of National Motor Club of America, Inc. Until February 1, 2001, Mr. Gedwed served as Chairman and Director of The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee, The Chesapeake Life Insurance Company and Fidelity First Insurance Company (subsidiaries of the Company).

     Glenn W. Reed (age 48) has served as Executive Vice President and General Counsel of the Company since July 1999. Prior to joining the Company, Mr. Reed was a partner in the Chicago, Illinois law firm of Gardner, Carton & Douglas. Mr. Reed also serves as a Director and Vice President of The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee, The Chesapeake Life Insurance Company and Fidelity First Insurance Company. He has served as a director of The Pepper Companies, Inc. (a Chicago-based general contractor) since 1990, and as a director of Peoples Bankcorp, Inc. (a bank holding company located in Arlington Heights, Illinois) since 1999. Mr. Reed is a graduate of Dartmouth College and Harvard Law School.

     Certain affiliations exist between the Company and certain directors and nominees. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

GENERAL INFORMATION

     The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them, as well as by operating and financial reports made at Board and committee meetings. Regular meetings of the Board are held each quarter, and special meetings are held as necessary. The annual organizational meeting follows immediately after the Annual Meeting of Stockholders. During the fiscal year ended December 31, 2000, the Board of Directors of the Company met thirteen times and took action on other occasions by unanimous consent of its members. Each member of the Board of Directors who held such position in 2000 (other than Mr. Jensen) attended at least 75% in the aggregate of all meetings of the Board and any committee on which such Board Member served.

COMMITTEES OF THE BOARD

     Various committees of the Board have been established to assist it in the discharge of its responsibilities. Those committees are described below.

     The Audit Committee recommends to the Board the engagement of the Company's independent accountants, discusses with the independent accountants their audit procedures, including the proposed scope of the audit, the audit results and the related management letters and, in connection with determining their independence, reviews the services performed by the independent accountants. The Committee meets with management, the Company's independent accountants and internal accounting staff to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee (of which Richard T. Mockler (Chairman), George H. Lane III and Stuart D. Bilton are members) held seven meetings during 2000. The Committee's Report appears elsewhere in this proxy statement. The Audit Committee has adopted a charter, a copy of which is attached hereto as Appendix A. The Company's securities are listed on the New York Stock Exchange ("NYSE") and are governed by its listing standards; all of the members of the Audit Committee meet the independence requirements of these standards.

     The Executive Committee has all of the authority of the full Board of Directors in the management of the business and affairs of the Company, except that the Committee may not effect certain fundamental corporate actions such as
(a) declaring a dividend, (b) amending the Certificate of Incorporation or By-Laws, (c) adopting an agreement of merger or consolidation or (d) imposing a lien on substantially all the assets of the Company. In practice, the Executive Committee meets infrequently and does not act except on matters that are not sufficiently important to require action by the full Board of Directors. The Executive Committee (of which Gregory T. Mutz (Chairman) and Patrick J. McLaughlin are members) met once during 2000 and took action on selected occasions by unanimous consent of its members.

     The Stock Option Plan Committee administers the various stock option plans of the Company. The Committee (of which Richard T. Mockler has been a member since January 1999 and George H. Lane III has been a member since May 1999) did not meet during 2000, but took action on several occasions by unanimous written consent of its members.

     The Investment Committee of the Board of Directors, of which Messrs. Mutz, McLaughlin and Gedwed are members, was established in November 1994. The Committee coordinates with the Investment/Finance Committees of its insurance subsidiaries in supervising and implementing the investment of the funds of the Company and its subsidiaries. Mr. McLaughlin, representing the Committee, also serves as an advisory member of each of the insurance company's Investment/Finance Committee.

     The Nominating Committee of the Board of Directors was established on February 3, 2000 and is generally responsible for making recommendations to the Board regarding nominees for election as directors; structure, size and composition of the Board; and organization and responsibilities of Board committees. The Committee consists of Stuart D. Bilton and Patrick J. McLaughlin. During 2001, the Director nominees were proposed by existing Board members and Company management and approved by the Nominating Committee.

     The functions of the Nominating Committee are to nominate directors, make recommendations concerning the structure and membership of the various committees of the Board of Directors, consider questions of management, organization, and succession and to act on such other matters as from time to time may be requested by the Board of Directors. In carrying out its responsibilities to nominate directors, the Nominating Committee will consider candidates recommended by the Board of Directors and by stockholders of the Company. All suggestions by stockholders for nominees for director must be made in writing and received by the Secretary of the Company, 4001 McEwen Drive, Suite 200, Dallas, Texas 75244 no later than December 6, 2001 (see "Deadline for Submission of Stockholder Proposals and Nominations for Director"). Such writing must set forth (i) the name and address of the stockholder who intends to make the nomination and of each person to be nominated, (ii) a representation that the stockholder is a holder of record of the Company's stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person named, (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nomination is to be made by the stockholder, (iv) the consent of each proposed nominee to serve as a director of the Company if so elected and (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

     The Executive Compensation Committee of the Board of Directors was established February 3, 2000 and is responsible for administering the Company's compensation programs and remuneration arrangements for its highest-paid executives, including the chief executive officer. The Committee consists of Stuart D. Bilton, George H. Lane III and Patrick J. McLaughlin. The Committee's Report on Executive Compensation appears elsewhere in this proxy statement.

     The Special Litigation Committee of the Board of Directors was constituted in August 1999 to investigate and assess on behalf of the Company the underlying claims made in a purported shareholder derivative action captioned Richard Schappel v. UICI, Ronald Jensen, Richard Estell, Vernon Woelke, J. Michael Jaynes, Gary Friedman, John Allen, Charles T. Prater, Richard Mocklerand Robert
B. Vlach, which was filed and is pending in the District Court of Dallas County, Texas. The Committee consists of George H. Lane III and Stuart D. Bilton.

     The Privacy Committee of the Board of Directors was established February 28, 2001 to oversee the Company's implementation of the privacy and security requirements recently imposed under the federal Gramm Leach Bliley Act ("GLBA") and Health Insurance Portability and Accountability Act ("HIPAA"). The Committee consists of William J. Gedwed and Patrick J. McLaughlin. Glenn W. Reed, Executive Vice President and General Counsel of the Company and a nominee for director of the Company, has been designated as the liaison between the Committee and the Company's internal privacy task force.

                           COMPENSATION OF DIRECTORS

     Commencing May 5, 1999 and ending on December 31, 2000, the non-employee directors of the Company received an annual retainer of $3,000, plus $3,000 for each Board meeting attended, plus reimbursement for travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. The non-employee directors were entitled to elect to receive UICI stock, in whole or in part, in lieu of cash, at a 15% discount to the market price. During 2000, all non-employee directors elected to receive 100% of their director compensation in stock (except Mr. Mockler, who elected to receive 50% of his director compensation in stock). Directors are required to hold all shares received in lieu of cash compensation for a period of not less than two years.

     Commencing February 28, 2001, the non-employee directors of the Company will receive an annual retainer of $5,000, plus $4,000 for each Board meeting attended, plus reimbursement for travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. In addition, the non-employee members of the Audit Committee, the Compensation Committee and the Privacy Committee will receive an additional annual retainer of $2,000 per year, and the members of the Special Litigation Committee will receive an additional annual retainer of $10,000 for the year 2001. The non-employee directors may elect to receive UICI stock, in whole or in part, in lieu of cash, at a 15% discount to the market price. Each non-employee director participating in the UICI stock program in lieu of cash will also receive an option to purchase one share of UICI stock for each share of stock purchased pursuant to this stock purchase incentive program.

     For services rendered during 2000 in their capacity as members of the Special Litigation Committee, Mr. Lane and Mr. Bilton each received a one-time fee in the amount of $30,000, plus reimbursement of travel and other out of pocket expenses.

     Commencing May 1, 2001, each non-employee director will be entitled to participate in an incentive compensation program under which each non-employee director may purchase up to $60,000 worth of UICI stock at a 15% discount to the market price. Non-employee directors participating under this program will receive an option to purchase shares of UICI stock at the then market value on the basis of one option for every two shares purchased.

EXECUTIVE STOCK PURCHASE PROGRAM

     Commencing May 5, 1999 and ending on December 31, 2000, each non-employee director also was entitled to participate in the Company's Executive Stock Purchase Program (the "ESPP"). See "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM".

     In June 2000, Mr. Lane elected to purchase in accordance with the ESPP 7,767 shares of Common Stock by delivering cash in the amount of $23,301 and a promissory note payable to the Company in the amount of $26,699, of which, at March 26, 2001, $26,699 was outstanding. The loan bears interest at the annual rate of 6.51% and is due on or before June 19, 2005. In June 2000, Mr. McLaughlin elected pursuant to the ESPP to purchase for cash 4,182 shares of Common Stock at fair market value less a 15% discount. In June 2000, Mr. Mockler elected to purchase pursuant to the ESPP 2,000 shares of Common Stock by delivering cash in the amount of $6,000 and a promissory note payable to the Company in the amount of $7,750, of which, at March 26, 2001, $7,750 was outstanding. Mr. Mockler's loan bears interest at the annual rate of 6.51% and is due on or before June 21, 2005.

     As part of their participation in the ESPP, during 2000 Mr. Lane, Mr. McLaughlin and Mr. Mockler received options to purchase 7,767, 4,182 and 2,000 shares of Common Stock at an exercise price per share of $6.4375, $6.875 and $6.875, respectively. All such options granted to directors under the ESPP were granted under and are governed by the UICI 1987 Amended and Restated Stock Option Plan. The options become exercisable in annual cumulative installments of 20%, commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the date of grant. Any shares received by the director under this stock purchase incentive program must be held for a period of two years.

                             EXECUTIVE COMPENSATION

       EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking to the extent possible executive and stockholder interests through equity-based (stock option and restricted stock) plans. The Company's executive compensation consists of four key components: annual base salary, annual cash incentive bonus compensation, stock option grants and restricted stock grants. Each component of compensation is designed to complement the other components and, when considered together, to meet the Company's overall compensation objectives.

     Historically, the Compensation Committee has approved base compensation for senior executives (including Mr. Mutz) based on reference to base salaries of comparable executive positions at a peer group of comparably sized insurance holding and other financial services companies. Mr. Mutz's base compensation is intended to be comparable with the 50th percentile of salaries within such peer group. Mr. Mutz's 2000 base compensation represents a significant increase over his base compensation for 1999, and was approved by the Compensation Committee and Board of Directors based on a determination that Mr. Mutz's 1999 compensation was significantly below that of chief executive officers within the peer group. Base salary compensation for a particular year is approved in December of the prior year.

     Executive officers have been awarded annual cash incentive bonus compensation, based upon achievement of annual goals. The amount of the bonus compensation for a particular year is typically determined in January/February of the following year based upon Company and individual achievement for the prior year. On December 22, 2000, the Compensation Committee (the "Committee") of the UICI Board of Directors, composed of Stuart D. Bilton, George H. Lane III and Patrick J. McLaughlin (Chairman), reviewed and approved incentive bonus compensation for all Named Executive Officers below and approximately 30 other officers and key employees of the Company. In allocating annual incentive bonus compensation for 2000 to officers other than Mr. Mutz, the Committee considered the recommendations of Mr. Mutz and approved, subject to any modifications it deemed appropriate, bonus awards to executive officers. The recommendations of the Compensation Committee were subsequently approved by the full Board of Directors at a meeting held on January 2, 2001.

     The Committee awarded an incentive cash bonus for 2000 performance to Mr. Mutz in the amount of $50,000, based on the Compensation Committee's assessment of Mr. Mutz's performance during the year, including particularly his work during the year to extricate UICI from the sub-prime credit card business.

     The Company's executive officers are also entitled to participate in the Company's 1987 Amended and Restated Stock Option Plan. Under the 1987 Plan, nonqualified options to purchase Common Stock of the Company may be granted at exercise prices not less than the fair market value of the Common Stock at the date of grant. Options granted under the 1987 Plan become exercisable in annual cumulative installments of 20% of the number of options granted over a five-year period. With respect to 2000 performance, the Committee determined to award an aggregate of 49,500 options to selected UICI officers (but no Named Executive Officers) under the 1987 Plan, which options are exercisable at $5.9375 per share (the fair market value of UICI Common Stock on January 2, 2001, the date of grant). In light of the favorable treatment accorded to Mr. Mutz, Mr. Reed, Mr. Prater and Mr. Arnold in connection with the modifications made to the Company's Executive Stock Purchase Program (see discussion below), the Compensation Committee determined not to award these executives with stock options with respect to 2000 performance.

     To provide an additional equity-based vehicle to incentivize officers and other key employees, in February 2000 and January 2001, the Board of Directors of the Company approved and adopted the UICI 2000 Restricted Stock Plan and 2001 Restricted Stock Plan, respectively, pursuant to which the Company may from time to time and subject to the terms thereof make awards of restricted shares of the Company's Common Stock to eligible participants in the Plan. Shares of Common Stock granted to eligible participants fully vest on the second anniversary of the date of grant and are otherwise forfeitable if the participant ceases to provide material services to the Company as an employee, independent contractor, consultant, advisor, director or otherwise for any reason other than death prior to vesting. Shares of restricted stock also vest upon a Change of Control (as defined) or upon the death of the participant. With respect to 2000 performance, in January 2001 the Committee awarded to UICI officers under the 2001 Plan an aggregate of 96,250 shares of restricted stock, of which 10,000 shares were awarded to Mr. Mutz.

     At meetings held in December 2000, the Compensation Committee also actively considered and approved significant modifications to the Company's Executive Stock Purchase Program (the "ESPP"). (See "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM" below.) Following the significant decline in the price of UICI common stock following UICI's announcement of losses at its United CreditServ credit card unit in December 1999, the Compensation Committee sought means to revise the ESPP in a manner that would better serve its intended objectives. The Board became increasingly concerned that the ESPP had in fact contributed to negative morale among a group of key UICI executives, none of whom had direct involvement with the difficulties at United CreditServ.

     The Compensation Committee recommended modifications to the ESPP that were generally designed to restore executives economically to where they would have been if the ESPP were implemented in January 2001 according to its original design and the stock price in January 2001 had been $9.00 per share. The closing price of UICI Common Stock on January 2, 2001 (the date of approval of the modifications by UICI's Board of Directors) was in fact $5.9375 per share. The modifications were designed to assure that the ESPP serves as reasonable incentive on a going-forward basis to those executives who continue to serve the Company and who will, as a result, be relied upon to assure the Company's future success.

                                            Compensation Committee:

                                              Stuart D. Bilton
                                              George H. Lane III
                                              Patrick J. McLaughlin

             MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM

     To encourage the ownership of UICI Common Stock among directors and key executives, in December 1998 the Company adopted the UICI Executive Stock Purchase Program (the "ESPP"). Pursuant to the ESPP, the directors and selected executives of UICI were offered the opportunity, in the alternative, to either purchase shares of UICI common stock at a purchase price equal to 85% of the then-prevailing market price per share (the "Discount Option"), or purchase shares of common stock at 100% of the then fair market value, such purchase to be financed by the executive to the extent of $3.00 per share and by UICI to the extent of the balance (the "Loan Option").

     In the case of the Loan Option, UICI agreed to finance the balance of the purchase price by accepting delivery of a full recourse, five-year promissory note bearing interest at the rate of the greater of the then -- prevailing Fed funds rate or 5% per annum to be paid quarterly in arrears. In addition to the foregoing, with respect to each of the Discount Option and the Loan Option, UICI offered to issue to the executives on a one-for-one basis stock options to purchase UICI common stock exercisable at the then-prevailing market price per share. Options so issued were to be governed by the terms of UICI's Amended and Restated 1987 Stock Option Plan.

     A total of 24 current executives and outside directors elected in 1998 and 1999 pursuant to the ESPP to purchase an aggregate of 308,422 shares of UICI common stock, of which an aggregate of 9,878 shares were purchased pursuant to the Discount Option at a weighted average purchase price of $22.67 per share and 298,544 shares were purchased pursuant to the Loan Option at a weighted average purchase price of $21.26 per share. As part of the ESPP, the Company issued an aggregate of 308,422 options to purchase UICI common stock at a weighted average exercise price of $21.40 per share. Current executives and directors had indebtedness outstanding owing to the Company under the Loan Option at December 31, 2000 in the aggregate amount of $4.4 million (including $2.8 million payable by Gregory T. Mutz, the Company's President and Chief Executive Officer).

     Following the significant decline in the price of UICI common stock following UICI's announcement of losses at its United CreditServ credit card unit in December 1999, the Board of Directors sought means to revise the ESPP in a manner that would better serve its intended objectives. The Board became increasingly concerned that the ESPP had in fact contributed to negative morale among a group of key UICI executives, none of whom had direct involvement with the difficulties at United CreditServ.

     Following a recommendation of the Board's Compensation Committee, the Board of Directors of the Company (including all of the outside disinterested members of the Board), at a meeting held on January 2, 2001, approved modifications to the ESPP that were generally designed to restore executives economically to where they would have been if the ESPP were implemented in January 2001 according to its original design and the stock price in January 2001 had been $9.00 per share. The closing price per share of UICI Common Stock on January 2, 2001 (the date of approval by the Board of the modifications to the ESPP) was $5.9375. These modifications only applied to current officers of the Company who participated in the ESPP. For outside directors and executives no longer with the Company, the terms of the ESPP were not changed. The modifications were designed to assure that the ESPP serves as reasonable incentive on a going-forward basis to those executives who continue to serve the Company and who will, as a result, be relied upon to assure the Company's future success.

     In particular, in January 2001 UICI issued an aggregate of 11,054 shares of UICI common stock to the five executives (none of whom were Named Executive Officers) who purchased shares pursuant to the Discount Option. Giving effect to such issuance, the executives have an average cost in shares purchased pursuant to the Discount Option of $9.00 per share. In addition, UICI discharged an aggregate of $997,000 of indebtedness owed by 13 current executives (including Named Executive Officers other than Mr. Mutz) who elected to purchase shares pursuant to the Loan Option, representing 73% of the indebtedness previously owing by such persons. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Other Loans to Management." Giving effect to this debt discharge, these individuals have acquired pursuant to the ESPP an aggregate of 62,934 shares at a cost of $566,000 ($378,000 of indebtedness plus $188,000 of cash invested), or $9.00 per share.

     Mr. Mutz initially purchased pursuant to the ESPP a total of 220,000 shares of UICI stock at an aggregate purchase price of $4.4 million, or $19.95 per share, which purchase was initially financed with $660,000 ($3.00 per share) in cash and by indebtedness owing to UICI in the amount of $3.7 million. Mr. Mutz subsequently paid down principal on his loan in the amount of $960,000. Accordingly, through December 31, 2000, Mr. Mutz had paid a total of $1.6 million in cash and had outstanding against his 220,000 shares a total of $2.8 million in indebtedness.

     In January 2001 UICI discharged indebtedness owing by Mr. Mutz in the amount of $1.5 million. Giving effect to such forgiveness, Mr. Mutz currently owes UICI $1.3 million, or $6.00 per share initially purchased. In addition, UICI issued to Mr. Mutz 107,104 shares of UICI common stock. Giving effect to the debt forgiveness and the issuance of the shares, Mr. Mutz pursuant to the ESPP holds an aggregate of 327,104 shares of UICI common stock at a cost to Mr. Mutz of $2.9 million ($1.3 million of indebtedness plus $1.6 million of cash invested), or $9.00 per share.

     UICI cancelled the 290,404 options that were issued to executives pursuant to the ESPP at a weighted average option price of $21.17 per share (including options to purchase 220,000, 20,000, 7,500 and 10,000 shares held by Messrs. Mutz, Reed, Prater and Arnold, respectively). In addition, the maturity of the promissory notes delivered in connection with the Loan Option was extended to January 1, 2007. All other terms and conditions of the original notes remain in effect.

     Upon the issuance of the UICI shares and the discharge of indebtedness in January 2001, executives recognized immediate income for federal tax purposes and UICI became entitled to an immediate deduction and tax benefit in a corresponding amount. In order to afford participants a means to pay their tax, UICI transferred to participants the benefit of UICI's tax savings by paying a cash tax "gross-up" payment to affected participants in the aggregate amount of $1.7 million.

     In connection with the January 2001 modifications to the ESPP, for financial reporting purposes UICI recorded in the quarter ended December 31, 2000 compensation expense in the amount of $4.8 million pre-tax, or $4.1 million net of tax. The 118,158 shares of UICI common stock issued to participants were issued from treasury shares.

                           SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation for services to the Company and its subsidiaries for the fiscal years ended December 31, 2000, 1999 and 1998, earned by or awarded or paid to the persons who were the Chairman of the Board, the chief executive officer, the four other most highly compensated executive officers of the Company serving as such at December 31, 2000, and one former executive officer who would have been one of the four most highly compensated executive officers if he had not resigned prior to December 31, 2000 (the "Named Executive Officers").

                                                                                     LONG-TERM
                                             ANNUAL COMPENSATION                COMPENSATION AWARDS
                                    --------------------------------------   -------------------------
                                                                                            SECURITIES
                                                              OTHER ANNUAL    RESTRICTED    UNDERLYING    ALL OTHER
                                                              COMPENSATION   STOCK AWARDS    OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)(a)      ($)(b)         ($)(c)        (#)(d)        ($)(e)
---------------------------  ----   ---------   -----------   ------------   ------------   ----------   ------------
Ronald L. Jensen........     2000          1           --          --               --            --             --
  Chairman of the            1999          1           --          --               --            --             --
  Board(f)                   1998          1           --          --               --            --             --
Gregory T. Mutz.........     2000    500,000       50,000          --           59,375            --      3,233,700(g)
  CEO and                    1999    225,469           --          --           58,300       255,000         11,600
  Director(f)(h)             1998    179,674       25,000          --               --       212,000             --
Glenn W. Reed...........     2000    375,000       85,000          --           59,375            --        492,320(i)
  Executive Vice             1999    170,964       75,000          --           53,000        51,000          4,846
  President & General        1998         --           --          --               --            --             --
  Counsel(j)
William J. Gedwed.......     2000    321,250      100,000          --           59,375            --         13,705
  Executive Vice             1999    200,000       62,500          --           44,653        48,650          9,231
  President and              1998    200,000       75,000          --               --         6,640         12,369
  Director(k)
William P. Benac........     2000    326,145           --          --               --            --         11,867
  Executive Vice             1999    241,152      252,500          --               --        10,000          7,033
  President(l)               1998         --           --          --               --            --             --
Steven K. Arnold........     2000    280,000       30,000          --           59,375            --        273,303(m)
  Vice President(n)          1999    148,846       87,500          --           46,375        38,750          6,092
                             1998         --           --          --               --            --             --
Charles T. Prater.......     2000    247,700           --          --               --            --        185,644(o)
  Vice President(p)          1999    158,269      164,622          --           43,063        40,000         10,925
                             1998    148,385      105,594          --               --         6,000         11,600

---------------

(a) Reflects cash bonuses accrued for the year presented. Pursuant to the Company's 1999 bonus plan, Named Executive Officers had the right to elect to receive all or a portion of their 1999 bonus in the form of restricted stock and stock options. For 1999, Messrs. Mutz, Reed, Gedwed, Benac, Arnold and Prater elected to forego receipt of $250,000, $25,000, $62,500, $-0-, $37,500 and $50,000 of their cash bonuses, respectively, and in lieu thereof received restricted stock and options to purchase Common Stock. The cash bonus amounts foregone are not included in the bonus column for 1999, but restricted shares and options awarded in lieu thereof are included in the restricted stock award column and the securities underlying options column, as appropriate.

(b) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(c) With respect to 2000, reflects the market value of restricted stock granted on January 2, 2001. With respect to 1999, reflects the market value of restricted stock issued on March 10, 2000. The number of shares awarded for 2000 and 1999 was as follows: Mr. Mutz, 10,000 shares and 8,800 shares; Mr. Reed,

     10,000 shares and 8,000 shares; Mr. Gedwed, 10,000 shares and 6,740 shares; Mr. Benac, -0- shares and -0- shares; Mr. Arnold, 10,000 shares and 7,000 shares; and Mr. Prater, -0- shares and 6,500 shares. Dividends are paid, if any, to holders with respect to restricted stock at the same rate paid to all stockholders. The restricted stock vests on the second anniversary of the date of grant. At December 31, 2000, the number of shares and market value of all restricted stock (including shares of restricted stock granted on January 2, 2001) held by Messrs. Mutz, Reed, Gedwed, Benac, Arnold and Prater was 18,800 shares and $111,625; 18,000 shares and $106,875; 16,740 shares and $99,394; -0- shares and $-0-; 17,000 shares and $100,938; and
     6,500 shares and $38,594, respectively.

(d) With respect to 1999, includes for Mr. Mutz, Mr. Reed, Mr. Gedwed, Mr. Arnold and Mr. Prater options to purchase 235,000, 22,500, 39,950, 28,750 and 32,500 shares, respectively. All such options were granted on March 10, 2000, in lieu of cash bonus otherwise payable by the Company and are exercisable at $6.625 per share.

(e) Amounts for 2000 include Company contributions to its Employee Stock Ownership and Savings Plan in the amount of $9,232, $11,013, $13,705, $10,200, $9,929 and $8,801 for the benefit of Messrs. Mutz, Reed, Gedwed, Benac, Arnold and Prater, respectively. Also includes contributions to the Company's Medical Savings Account Health Insurance Plan in the amount of $2,000, $833, $-0-, $1,667, $2,000 and $2,000 for the benefit of Messrs.
     Mutz, Reed, Gedwed, Benac, Arnold and Prater, respectively. Amounts for Mr. Gedwed reflect contributions to the National Motor Club Retirement Savings Plan. Amounts for Mr. Mutz and Mr. Reed in 2000 also include reimbursement of housing expenses in the amount of $20,846 and $23,040, respectively.

(f) Ronald L. Jensen resigned as President and CEO effective January 28, 1999, at which date Mr. Mutz was elected as President and CEO.

(g) Includes $3,201,623 associated with modifications to the Company's Executive Stock Purchase Program, consisting of forgiveness of indebtedness in the amount of $1,445,125, the value ($635,930) of 107,104 shares of UICI Common Stock granted on January 2, 2001, and a tax gross-up payment in the amount of $1,120,568. See "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM."

(h) Annual compensation amount shown for 1998 reflects salary and bonus paid to Mr. Mutz by AMLI Realty Co. (a subsidiary of the Company), of which Mr. Mutz served as Chairman.

(i) Includes $457,434 associated with modifications to the Company's Executive Stock Purchase Program, consisting of forgiveness of indebtedness in the amount of $297,332 and a tax gross-up payment in the amount of $160,102. See "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM."

(j)  Mr. Reed commenced employment with the Company on July 1, 1999.

(k) Mr. Gedwed resigned as Executive Vice President of the Company effective December 31, 2000 and as an officer and director of various UICI subsidiaries as of February 1, 2001. Mr. Gedwed continues to serve as a director of UICI and as a consultant to the Company. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Other Transactions with Certain Members of Management."

(l) Mr. Benac resigned as Executive Vice President of the Company and as an officer and director of various UICI subsidiaries effective October 27, 2000. Mr. Benac continues to serve as a consultant to the Company. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Other Transactions with Certain Members of Management."

(m) Includes $261,374 associated with modifications to the Company's Executive Stock Purchase Program, consisting of forgiveness of indebtedness in the amount of $169,893 and a tax gross-up payment in the amount of $91,481. See "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM."

(n) During 1998 and through February 1999, Mr. Arnold served as a consultant to the Company, for which he was paid a fee in the aggregate amount of $77,750. The Company employed Mr. Arnold effective March 1, 1999, and on August 4, 1999, Mr. Arnold was elected as a Vice President of the Company.

     Amounts reflected in 1999 represent actual compensation received by Mr. Arnold in all employment capacities.

(o) Includes $174,520 associated with modifications to the Company's Executive Stock Purchase Program, consisting of forgiveness of indebtedness in the amount of $113,438 and a tax gross-up payment in the amount of $61,082. See "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM". Also includes $323 paid to Mr. Prater pursuant to a Company bonus plan tied to the value of UICI common stock.

(p) Mr. Prater resigned as Vice President of the Company and as an officer and director of various UICI subsidiaries effective February 1, 2001. Mr. Prater continues to serves as a consultant to the Company. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Other Transactions with Certain Members of Management."

     The following table summarizes for each of the named executive officers the total number of unexercised stock options held at December 31, 2000, and the aggregate dollar value of in-the-money, unexercised stock options held at December 31, 2000.

                        AGGREGATE STOCK OPTION EXERCISES
                          IN 2000 AND YEAR-END VALUES

                                                                                             VALUE OF
                                                              NUMBER OF                     UNEXERCISED
                                                          UNEXERCISED STOCK             IN-THE-MONEY STOCK
                                                           OPTIONS AT YEAR                OPTIONS AT YEAR
                                                              END(#)(a)                      END($)(b)
                                                     ---------------------------    ---------------------------
NAME                     SHARES                      EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                   ACQUIRED ON       VALUE       -----------   -------------    -----------   -------------
                       EXERCISE(#)    REALIZED($)
                       -----------    -----------
Ronald L. Jensen.....        --             --              --             --              0               0
Gregory T. Mutz......                                  107,337        233,200              0               0
Glenn W. Reed........        --             --           5,700         35,300              0               0
William J. Gedwed....        --             --           4,396         60,894              0               0
Steven K. Arnold.....                                    2,000         36,750              0               0
William P. Benac.....        --             --           2,000              0              0               0
Charles T. Prater....        --             --           3,900         44,600              0               0

---------------

(a) Reflects cancellation of options to purchase 220,000, 20,000, 7,500 and 10,000 shares formerly held by Messrs. Mutz, Reed, Prater and Arnold, respectively, in connection with modifications to the Company's ESPP. See "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM."

(b)  The closing stock price per share at December 31, 2000 was $5.9375.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

     The following graph compares the cumulative total stockholder return on UICI Common Stock for the last five years with the cumulative return for the same period of the S&P 600 Small Cap Market Index and the S&P Insurance Index. The graph assumes the investment of $100 at the beginning of the period in the Company's Common Stock.

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                       1995         1996         1997         1998         1999         2000
----------------------------------------------------------------------------------------------------------------
 UICI                                  100          172          185          130           56           31
 S&P 600 Small Cap Market Index        100          120          150          146          163          181
 S&P Insurance Index                   100          122          176          180          185          253

                   EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

     The Company maintains for the benefit of its and its subsidiaries' employees the UICI Employee Stock Ownership and Savings Plan (the "Employee Plan"). The Employee Plan through its 401(k) feature enables eligible employees to make pre-tax contributions to the Employee Plan in an amount not in excess of 15% of compensation (subject to overall limitations) and to direct the investment of such contributions among several investment options, including UICI common stock. A second feature of the Employee Plan constitutes an employee stock ownership plan (the "ESOP"), contributions to which are invested primarily in shares of UICI common stock. The ESOP feature allows participants to receive from UICI and its subsidiaries discretionary matching contributions and to share in certain supplemental contributions made by UICI and its subsidiaries. Shares contributed to the ESOP or purchased with the Company's contributions are allocated to the participant's account on a monthly basis, and forfeitures are allocated to employees who are participants on the last day of the plan year based upon the ratio of each participant's annual credited compensation (up to $40,000) to the total annual credited compensation of all participants entitled to share in such contributions for such Plan Year. Contributions by UICI and its subsidiaries to the Employee Plan under the ESOP feature currently vest in prescribed increments over a seven-year period.

     On August 11, 2000, the Company issued to the Employee Plan 1,610,000 shares of UICI common stock at a purchase price of $5.25 per share, or $8.5 million in the aggregate. The purchase price for the shares was paid by delivery to UICI of the Employee Plan's $8.5 million promissory note (the "Plan Note"), which matures in three years and is secured by a pledge of the purchased shares. The shares of UICI common stock purchased with the Plan Note (the "$5.25 ESOP Shares") are held in a suspense account for allocation among participants as and when the Company's matching and supplemental contributions to the ESOP are made. It is expected that the Plan Note will be extinguished over a period of approximately two years by crediting UICI's matching and supplemental contribution obligations under the ESOP feature of the Employee Plan against principal and interest due on the Plan Note.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the number of shares of Common Stock beneficially owned and the percentage of Common Stock so owned, as of March 26, 2001, by (a) each person known by management to own beneficially five percent or more of the Company's Common Stock, (b) each director of the Company and each Named Executive Officer and (c) all directors and executive officers as a group:

                                                           COMMON SHARES      PERCENT
                                                           BENEFICIALLY      OF COMMON
NAME & ADDRESS OF BENEFICIAL OWNER                             OWNED           STOCK
----------------------------------                         -------------     ---------
Ronald L. Jensen.........................................    7,843,986(1)       16.4%
  4001 McEwen Dr., Suite 200
  Dallas, TX 75244
President and Fellows of Harvard College.................    3,788,100           7.9%
  c/o Harvard Management Co.
  600 Atlantic Avenue
  Boston, MA 02210
FMR Corp.................................................    2,360,500           5.0%
  82 Devonshire Street
  Boston, MA 02109-3614
Dimensional Fund Advisors................................    2,858,700           6.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Comerica Bank, as Trustee(2).............................    3,639,251           7.6%
  One Detroit Center
  Detroit, MI 48275

                                                           COMMON SHARES      PERCENT
                                                           BENEFICIALLY      OF COMMON
NAME & ADDRESS OF BENEFICIAL OWNER                             OWNED           STOCK
----------------------------------                         -------------     ---------
Onward and Upward, Inc...................................    3,103,657           6.5%
  2121 Precinct Line Road
  Hurst, TX 76054
Gregory T. Mutz..........................................    1,120,618(3)(6)     2.3%
Richard T. Mockler.......................................       18,438(4)         (5)
Patrick J. McLaughlin....................................       24,547(7)         (5)
Stuart D. Bilton.........................................        6,804(8)         (5)
George H. Lane III.......................................       14,639(8)         (5)
William J. Gedwed........................................       40,255(9)         (5)
William P. Benac.........................................       11,546(10)        (5)
Steven K. Arnold.........................................       37,410(3)(13)      (5)
Charles T. Prater........................................      130,218(3)(11)      (5)
Glenn W. Reed............................................       47,586(3)(12)      (5)
All executive officers and directors (15 individuals) as
  a group................................................    9,387,391          19.6%

---------------

 (1) Includes 4,100,000 shares held by Mr. Jensen's spouse. Does not include shares held directly or indirectly by Mr. Jensen's five adult children, as to which Mr. Jensen disclaims beneficial ownership. Mr. Jensen's adult children directly hold in the aggregate approximately 5.6% of the outstanding Common Stock. Mr. Jensen's adult children are also the stockholders of Onward and Upward, Inc., which holds approximately 6.5% of the outstanding Common Stock. Does not include 943,800 (2%) shares owned by various foundations and trusts controlled by Mr. Jensen's adult children, as to which Mr. Jensen disclaims beneficial ownership.

 (2) Represents shares held as Trustee under the Company's Employee Stock Ownership and Savings Plan. See "EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN."

 (3) Includes shares of Common Stock held by the Trustee under the Company's Employee Stock Ownership and Savings Plan. The shares of Common Stock held by the Trustee under the Plan that are purchased with contributions made by the Company are subject to the vesting requirements of the Plan.

 (4) Includes 481 shares subject to options exercisable within 60 days granted under the Company's 1987 Amended and Restated Stock Option Plan.

 (5) Represents less than 1% of the outstanding common stock.

 (6) Includes 41,995 shares held by a partnership in which Mr. Mutz has a 33.3% ownership interest; 200 shares held by a partnership in which Mr. Mutz has a 20% ownership interest; 200 shares held by a partnership owned by Mr. Mutz's children; 9,437 shares held by Mr. Mutz as custodian for his minor children; 669 shares held in IRAs for minor children; and 131,220 shares held by several family trusts, of which Mr. Mutz serves either as the Trustee or the investment advisor, and of which Mr. Mutz is a beneficiary. Also includes 85,337 shares subject to options exercisable within 60 days.

 (7) Includes 10,837 shares subject to options exercisable within 60 days.

 (8) Includes 963 shares subject to options exercisable within 60 days.

 (9) Includes 14,386 shares subject to options exercisable within 60 days.

(10) Includes no shares subject to options exercisable within 60 days.

(11) Includes 10,900 shares subject to options exercisable within 60 days.

(12) Includes 8,200 shares subject to options exercisable within 60 days.

(13) Includes 7,750 shares subject to options exercisable within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive and certain officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and, in the Company's case, The New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 2000. Based solely upon a review of Reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other reports were required, the Company believes that all of such reports were filed on a timely basis by executive officers and directors during 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTRODUCTION

     Historically, the Company and its subsidiaries have engaged from time to time in transactions and joint investments with executive officers and entities controlled by executive officers, particularly Ronald L. Jensen (the Company's Chairman) and entities in which Mr. Jensen and his adult children have an interest ("Jensen Affiliates").

     Under the Company's by-laws, any contract or other transaction between the Company and any director (or company in which a director is interested) is valid for all purposes if the interest of such director is disclosed or known and such transaction is authorized by a majority of directors not interested in the transaction. Prior to March 2000, the Board of Directors had adopted a policy requiring that, where Mr. Jensen was the interested director, a contract or transaction with Mr. Jensen or other company in which Mr. Jensen had a substantial ownership interest (i.e., at least 30% of the outstanding equity of such company) be approved by a majority of the directors of the Company who were not employees of the Company or its subsidiaries. While the Company believes that during 1999 the Board of Directors was apprised of and reviewed in advance all significant transactions between all Jensen Affiliates and the Company, the formal Board policy governing independent approval did not strictly apply to a contract or transaction involving payments of less than $500,000 in any twelve month period or less than $2.5 million over the life of such contract or transaction. Mr. Jensen has never voted with respect to any matter, in which he or his children have or have had an interest.

     On March 20, 2000, the Board of Directors accepted the recommendations of its Special Litigation Committee to amend the Company's policy for related-party transactions (1) to require (i) until March 20, 2001, prospective review and approval by a majority of the "Disinterested Outside Directors" of any contract or transaction with a related party involving payments of $60,000 or more over the life of any contract, and (ii) after March 20, 2001, review and approval of any contract or transaction with a related party involving payments of $250,000 or more in any twelve-month period or $1.0 million over the life of the contract and (2) defining a "related-party" as a person or entity that is an "affiliate" of the Company or any entity in which any officer or director of the Company has a 5% or greater equity interest. A "Disinterested Outside Director" is any director of UICI who is an employee of neither the Company nor any affiliate of the Company and otherwise holds no interest in any person or entity with which the Company proposes to enter into a transaction in question. Formal amendments to the Company's related party transactions policies and procedures, incorporating the Special Litigation Committee's recommendations, were adopted and approved by the Board of Directors of UICI at the Board's annual meeting held on June 8, 2000.

     The Company believes that the terms of all such transactions with all related parties, including all Jensen Affiliates, are and have been on terms no less favorable to the Company than could have been obtained in arms' length transactions with unrelated third parties.

TRANSACTIONS WITH MEMBERS OF THE COMPENSATION COMMITTEE

     The members of the Company's Compensation Committee are Messrs. Stuart D. Bilton, George H. Lane III and Patrick J. McLaughlin. During 2000, each of these individuals engaged in certain transactions with the Company as described below.

     The Company receives investment management services from investment advisory firms affiliated with two of its directors. During 2000, the Company paid investment advisory fees in the amount of $231,000 to Emerald Capital Group, Ltd., for which Patrick J. McLaughlin (a Director of the Company) serves as a managing director and owner. During 2000, the Company paid investment advisory fees in the amount of $145,000 to The Chicago Trust Company, of which Stuart D. Bilton (a Director of the Company) serves as President and Chief Executive Officer.

     From time to time the Company has also retained Emerald Capital Group, Ltd. to perform investment banking and insurance advisory services. In accordance with the terms of a Consulting Agreement dated September 14, 1999, the Company formally retained the services of Emerald Capital Group, Ltd. for an annual fee of $400,000, payable in monthly installments. During 2000, the Company paid an aggregate of $237,000 in fees and expenses to Emerald Capital Group, Ltd. for investment banking and insurance advisory services. Effective March 10, 2000, Mr. McLaughlin elected to forego $100,000 of cash payments otherwise due and owing under the Consulting Agreement in exchange for options to purchase 50,000 shares of Company Common Stock at $6.625 per share.

     In accordance with the Company's Executive Stock Purchase Program (the "ESPP") (see "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM"), during 1999 the Company extended a loan to Mr. McLaughlin in the amount of $44,000, the proceeds of which were used to purchase Company Common Stock. The loan bears interest at 5.22% per annum. The loan has a six-year term, requires quarterly interest payments, is full recourse to the borrower, and is payable in full upon the occurrence of certain events. The outstanding balance under the loan, including accrued interest, at December 31, 2000 was $44,000. In June 2000, Mr. McLaughlin elected pursuant to the ESPP to purchase for cash 4,182 shares of Common Stock at fair market value less a 15% discount.

     In June 2000, in accordance with the terms of the Company's ESPP, Mr. Lane purchased 7,767 shares of UICI common stock in exchange for cash in the amount of $23,301 and a promissory note in the amount of $26,699. At December 31, 2000, the amount outstanding on Mr. Lane's note was $26,699.

     As part of their participation in the ESPP, during 2000 Mr. Lane and Mr. McLaughlin received options to purchase 7,767 and 4,182 shares of Common Stock at an exercise price per share of $6.4375 and $6.875, respectively. All such options granted to directors under the ESPP were granted under and are governed by the UICI 1987 Amended and Restated Stock Option Plan.

TRANSACTIONS WITH MR. JENSEN AND JENSEN AFFILIATES

  Special Investment Risks, Ltd.

     From the Company's inception through 1996, Special Investment Risks, Ltd. ("SIR") (formerly United Group Association, Inc. ("UGA")) sold health insurance policies that were issued by AEGON USA and coinsured by the Company or policies issued directly by the Company. SIR is owned by Mr. Jensen. Effective January 1, 1997, the Company acquired the agency force of SIR and certain tangible assets of SIR for a price equal to the net book value of the tangible assets acquired and assumed certain agent commitments of $3.9 million. The tangible assets acquired consisted primarily of agent debit balances, a building, and related furniture and fixtures having a net book value of $13.1 million.

     In accordance with the terms of the asset sale to the Company, SIR retained the right to receive all renewal commissions on policies written prior to January 1, 1997, including the policies previously issued by AEGON and coinsured by the Company and the policies previously issued directly by the Company. The renewal commissions paid to SIR on the coinsured policies issued by AEGON are based on commission rates negotiated and agreed to by AEGON and SIR at the time the policies were issued prior to 1997, and the commission rates paid on policies issued directly by the Company are commensurate with the AEGON renewal commission rates. The Company expenses its proportionate share of renewal commissions payable to SIR on co-insured policies issued by AEGON. During 2000, SIR received insurance renewal commissions of $7.7 million on the policies previously issued by AEGON prior to January 1, 1997 and coinsured by the Company. During 2000, SIR received renewal commissions of $2.9 million on policies issued prior to January 1, 1997 and issued directly by the Company.

     In accordance with the terms of an amendment, dated July 22, 1998, to the terms of the sale of the UGA assets to the Company, SIR was granted the right to retain 10% of net renewal commissions on any new business written by the UGA agency force after January 1, 1997. During the years ended December 31, 2000, the Company paid to SIR the amount of $1.1 million pursuant to this arrangement.

     In 1986 and 1996, respectively, SIR established, for the benefit of its independent insurance agents, independent sales representatives and independent organizations associated with SIR, the Agency Matching Total Ownership Plan I and the Agency Matching Total Ownership Plan II (collectively, the "Plans"), entitling participants to purchase and receive Company Common Stock. In connection with SIR's transfer to the Company of SIR's agency operations effective January 1, 1997, SIR agreed to retain the liability to fund the Plans to the extent of 922,587 shares of UICI Common Stock, representing the corresponding number of unvested AMTOP Credits (as defined in the Plans) at January 1, 1997. As of August 30, 1999, the liability of SIR to fund the Plans remained undischarged to the extent of 369,174 shares of UICI Common Stock (the "Unfunded Obligation").

     Effective September 15, 1999, SIR and the Company entered into an Assumption Agreement, pursuant to which UICI agreed to assume and discharge the Unfunded Obligation, in consideration of a cash payment made by SIR to the Company in the amount of $10.1 million representing the dollar value of 369,174 shares of UICI Common Stock at $27.4375 per share (the closing price of UICI common stock at September 15). On October 29, 1999, SIR funded the cash payment.

     Mr. Jensen's five adult children hold in the aggregate 100% of the equity interest in Onward & Upward, Inc. ("OUI"), which is the holder of approximately 6.5% of the Company's outstanding Common Stock. To ensure that the dollar value of the Unfunded Obligation will not exceed the dollar proceeds received from SIR plus a reasonable allowance for the cost of funds, effective September 15, 1999, the Company and OUI entered into a Put/Call Agreement. Pursuant to the Put/Call Agreement, for a thirty day period commencing on July 1 of each year (commencing in 2000 through 2006), the Company has an option to purchase from OUI, and OUI has a corresponding right to require the Company to purchase, up to 369,174 shares of Common Stock at an initial purchase price in 2000 of $28.50 per share. The call/put price escalates over time in annual dollar increments to recognize an increase in value of the underlying UICI stock based upon historical past performance (an approximate 6.0% annual rate of appreciation). In July 2000, the Company extended until October 31, 2000 the period during which OUI may exercise its initial put right under the Put/ Call Agreement. In November 2000, the Company extended until March 31, 2001 the period during which OUI may exercise its initial put right under the Put/Call Agreement.

     During 2000, the Company received $2,000 from SIR as reimbursement of office supply and occupancy expenses.

  Richland State Bank

     Richland State Bank ("RSB") is a state-chartered bank in which Mr. Jensen holds a 100% equity interest. Prior to the chartering of United Credit National Bank in February 1997, the Company's United CreditServ subsidiary (formerly the Company's Credit Services division) utilized RSB to issue credit cards bearing the name of RSB for the Company's ACE and AFCA credit card programs. The agreement governing the terms of the issuance of such credit cards provided that UICI would pay to RSB a fee in the amount of $0.50 per card issued for each month a credit card bearing the RSB name remained outstanding. In 2000, the Company paid fees in the amount of $33,000 pursuant to this agreement. The agreement terminated on June 30, 2000.

     Until September 30, 2000, the Company's United CreditServ unit processed and serviced credit cards issued by RSB, at a monthly rate of $5.25 per account. The Company received $856,000 from RSB for services performed in connection with processing and marketing of credit cards in 2000.

     RSB has also originated student loans for Academic Management Services Corp. ("AMS") and resold originated loans to AMS at par less an origination fee of 31 basis points (0.31%). During 2000, RSB originated $80.9 million aggregate principal amount of student loans for AMS, for which it received $245,000 in origination fees. The agreement governing the terms of RSB's origination services for AMS expires on January 20, 2002.

     RSB has also historically provided student loan origination services for the Company's College Fund Life Division. Pursuant to a Loan Origination and Purchase Agreement, dated June 12, 1999, RSB originated student loans and resold such loans to UICI Funding Corporation ("Funding") (a wholly owned subsidiary of UICI) at par (plus accrued interest) less an origination fee of 31 basis points (0.31%). Effective June 12, 2000, RSB and Funding amended the agreement to provide that student loans originated by RSB would be resold to Funding at par (plus accrued interest). Funding, in turn, resells the loans to the College Fund Life Division of The MEGA Life and Health Insurance Company (a wholly-owned subsidiary of UICI) ("MEGA") and to the College Fund Life Division of Mid-West National Life Insurance Company of Tennessee (a wholly-owned subsidiary of UICI) ("Mid-West"). During 2000, RSB originated $19.5 million aggregate principal amount of student loans for MEGA and Mid-West, for which it received origination fees in the amounts of $12,000.

     During 2000, RSB collected on behalf of, and paid to, Funding $1.7 million in guarantee fees paid by student borrowers in connection with the origination of student loans.

     In June 1999, RSB entered into a service agreement with the College Fund Life Division of MEGA and Mid-West pursuant to which MEGA and Mid-West provide underwriting services to permit RSB to approve prospective student loans. During 2000, RSB paid to MEGA and Mid-West administrative fees for such services in the amounts of $149,000 and $328,000, respectively.

     During 2000, the Company received from RSB interest income in the amount of $37,000 on money market reserve accounts maintained at RSB by the Company.

  Specialized Association Services, Inc.

     Pursuant to an agreement entered into in July 1998, Specialized Association Services, Inc. ("SAS") (which is owned by Mr. Jensen's adult children) regularly pays UICI Marketing for certain benefits (e.g., National Motor Club memberships) provided to association members. UICI Marketing, in turn, purchases such benefits from third parties (including, in some cases, the Company). The Company believes that the fees earned by UICI Marketing as a percentage of UICI Marketing's cost of benefits during 2000 was approximately 29%, which is prior to any allocation of overhead. During 2000, SAS paid to MEGA $9.7 million, pursuant to this arrangement.

     During 2000, the Company paid to SAS $176,000, for various services and reimbursement of expenses. The Company received from SAS $7,000 during 2000 for reimbursement of expenses. During 2000, SAS paid to MEGA $325,000 for leased office facilities.

  Healthcare Management Administrators, Inc.

     In 1997, pursuant to the terms of a Sale and Administration Agreement, the Company sold certain tangible assets associated with its third party administrator business to Healthcare Management Administrators, Inc. ("HMA") (which is owned by Mr. Jensen) and also agreed to assign associated rights and benefits of licenses of third party administrator business. The purchase price received by the Company was $641,000, which approximated book value of the net assets sold.

     During 2000, the Company provided to HMA leased facilities and data processing, accounting, management and administrative services, for which the Company received fees of $34,000 in 2000.

     During 2000, Insurdata Marketing Services received commissions from HMA in the amount of $38,000.

     In accordance with the terms of a Management and Option Agreement, dated as of April 1, 1999, HMA and Mr. Jensen granted to the Company an option to purchase certain assets, subject to certain corresponding liabilities, associated with the third party administration business of HMA. The option was exercisable on or before January 30, 2000 at an option price equal to the book value of the net tangible assets of HMA to be purchased plus assumption of an obligation to pay WinterBrook VSO, LLC (a company controlled by Mr. Jensen) certain commissions payable over a five year term in an amount not to exceed $4.2 million. The Company delivered notice of exercise of the option on January 25, 2000, and the Company completed the purchase of the assets associated with HMA's third party administration business on February 3, 2000, at a renegotiated purchase price equal to approximately $4.0 million (representing the recorded net book value of the assets purchased) plus $500,000, representing repayment to Mr. Jensen of cash advances made to HMA subsequent to December 31, 1999.

  NetLojix Communications, Inc. (formerly AvTel Communications, Inc.)

     NetLojix Communications, Inc. ("NetLojix") provides long distance voice telecommunications services to the Company and its subsidiaries, pursuant to a series of agreements originally executed in 1998 and most recently renegotiated and extended in September 2000. Mr. Jensen and his adult children own beneficially in the aggregate approximately 59% of the issued capital stock of NetLojix.

     The Company's current agreement with NetLojix expires on October 31, 2002 and requires UICI to purchase a minimum of $86,000 in service per month at a rate of $0.0299 per minute for interstate calls and $0.070 per minute, or $0.075 per minute, depending on the state, for intrastate calls. The Company's prior agreement (which was effective August 1, 1999 and terminated on October 31, 2000) required UICI to purchase a minimum of $200,000 in service per month at a rate of $0.035 per minute for interstate calls and $0.075 per minute for intrastate calls. Effective August 1, 1998, UICI and NetLojix entered into a one year long distance service agreement (the "1998 NetLojix Agreement"), which required UICI to purchase a minimum of $120,000 in service per month at a rate of $0.052 per minute for interstate calls and $0.088 per minute for intrastate calls. Pursuant to the terms of a separate agreement, dated March 1, 1999, NetLojix also provided UICI Marketing (a division of UICI) with long distance service for a period of five months ended July 31, 1999, which agreement required UICI Marketing to purchase a minimum of $4,209 in service per month at rate of $0.048 per minute for interstate calls and either $0.081 per minute or $0.084 per minute, depending on the state, for intrastate calls.

     The Company (including UICI Marketing) paid NetLojix in the aggregate $4.0 million in 2000 for long distance telecommunications services.

     At December 31, 2000, the Company had accounts payable owing to NetLojix under the service agreement in the amount of approximately $270,000.

  Excell Global Services, Inc.

     Excell Global Services, Inc. ("Excell Global") (in which Mr. Jensen, Chairman of the Company, Mr. Mutz, President and Chief Executive Officer of the Company, and an officer of United CreditServ serve or served as directors and in which Mr. Jensen and Mr. Mutz are beneficial holders of 57.2% and 14.6%, respectively, of the outstanding equity) is a holding company, the principal subsidiary of which is Excell Agent Services, LLC ("Excell"). Excell Global and members of management of Excell Global hold, in the aggregate, 99% of the equity interest in Excell, and Mr. Jensen holds the remaining 1% equity interest. Excell provides telephone directory assistance services.

     Excell paid to the Company $53,000 in 2000 for medical administration fees.

  Onward and Upward, Inc. and Other Entities Owned by the Jensen Adult Children

     Mr. Jensen's five adult children hold in the aggregate 100% of the equity interest in Onward & Upward, Inc. ("OUI"), the holder of approximately 6.5% of the Company's outstanding Common Stock.

     During 1998, the Company acquired from OUI and Mr. Jensen's adult children a 15.9% interest and 5.6% interest, respectively, in the Company's subsidiary, The Chesapeake Life Insurance Company, for a purchase price of $4.5 million (of which $2.0 million and $2.5 million was paid to OUI and Mr. Jensen's adult children, respectively). The purchase price was based on a predetermined formula that approximated GAAP book value. OUI also holds a 21% equity interest in U.S. Managers Life Insurance Company, Ltd., a subsidiary of the Company. The Company has a right-of-first-offer to purchase from OUI, and OUI has a corresponding put right to sell to the Company, OUI's 21% equity interest in U.S. Managers Life Insurance Company, Ltd. at a price equal to 21% of the book value of U.S. Managers Life Insurance Company, Ltd. (determined in accordance with generally accepted accounting principles) at the date of purchase.

     In 2000, the Company paid $144,000 to Small Business Ink (a division of Specialized Association Services, in which the adult children of Mr. Jensen own 99%) for printing services.

  Tesia Corporation (formerly Paperless Adjudication Ltd.)

     During 1993, Mr. Jensen and the Company agreed to jointly invest in Tesia Corporation ("Tesia"), which seeks to develop a paperless system for insurance claims administration and adjudication. Mr. Jensen holds a 34.6% and Mr. Jensen's five adult children hold in the aggregate a 7.9% equity interest in Tesia. At December 31, 1998, the Company had written off its aggregate investment of $6.1 million made prior to 1999, of which $-0- was made during 1998. In September 1999, the Company invested an additional $119,000 in Tesia in exercise of its preemptive rights as part of a private placement offering of equity interests by Tesia. During 2000, the Company made no additional investment in Tesia.

     At December 31, 2000, the Company held a 16.1% equity interest in Tesia. After recognizing its share (16.1% in 2000) of Tesia's operating losses, at December 31, 2000, the Company's carrying value of its investment in Tesia was $-0-.

  Impact Productions, Inc.

     In 1998, the Company acquired a 90% interest in Impact Productions, Inc. ("Impact") from one of Mr. Jensen's adult children for a total price of $236,000, which approximated the net book value of the assets as of the purchase date. The adult child of Mr. Jensen retains a 10% equity interest in Impact. During 2000, Impact paid the Company $79,000 as reimbursement of expenses.

  Small Business Showcase, Inc. ("SBS")

     Cornerstone Marketing of America (a division of Mid-West) paid to Small Business Showcase, Inc. ("SBS") (which was owned by one of Mr. Jensen's adult children until March 2000) $333 in 2000 for lead generation services, and in 2000 SBS paid to subsidiaries of the Company $13,000 for generating Internet leads.

  Purchase of Series B Certificates

     On December 31, 1999, the Company sold to Mr. Jensen for an aggregate of $10.0 million in cash (representing 100% of the principal amount thereof) (a) a Class B 8.25% Asset Backed Certificate, Series 1998-1, in the outstanding principal amount of $4.1 million; (b) a Class B 10.00% Asset Backed Certificate, Series 1997-1, in the outstanding principal amount of $3.0 million; and (c) a Class B 10.00% Asset Backed Certificate, Series 1996-1, in the outstanding principal amount of $2.9 million (collectively the "Series B Certificates"). The Series B Certificates were created as part of the Company's securitizations of credit card receivables issued in 1996, 1997 and 1998 generated by the Company's credit card operations. The Class B Certificates were liquidated and paid off at par from a portion of the proceeds of the September 2000 sale of the non-cash assets associated with the Company's credit card unit.

  Sale of SunTech Processing Systems, LLC

     In 1996, the Company invested $4.0 million in exchange for a 100% Class A and a 40% Class B membership interest in Cash Delivery Systems, LLC ("CDS"), formerly known as Sun Network Technologies. The remaining 60% Class B membership interest was held by Sun Communications, Inc. ("Sun"). At the time of the Company's investment, CDS was engaged in the business of owning and placing automated teller machines ("ATMs") and processing ATM transactions. In connection with the Company's investment in CDS, Mr. Jensen executed an agreement pursuant to which Mr. Jensen agreed to indemnify the Company for any loss or reduction in value of the Company's Class A membership contribution and granted an option to the Company to put the Class A membership interest to Mr. Jensen for $4.0 million. CDS and Mr. Jensen then invested $80,000 and $20,000 in Sun Tech Processing Systems, LLC ("STP") in exchange for an 80% and 20% membership interest, respectively. In addition, Mr. Jensen agreed to loan up to $6.0 million to STP, secured by all property acquired with the funds advanced. No funds were drawn down on this commitment.

     In accordance with an Agreement dated March 1997 and effective December 31, 1996 (the "March 1997 Agreement"), the Company, Mr. Jensen, Sun, CDS, and STP restructured these investments as follows:

     - CDS and Mr. Jensen withdrew their membership contributions from STP and the agreement to advance up to $6.0 million to CDS was canceled.

     - STP issued to the Company and Sun a new 80% and 20% Class B membership interest for $800 and $200, respectively.

     - The Company invested an additional $2.0 million in STP in exchange for a 100% Class A membership interest.

     - The Company sold its entire Class A and Class B membership interests in CDS to Mr. Jensen for $854,000, which represented the net book value of the Company's interest in CDS before the transfer of the ATM transaction processing business to STP. In addition, Sun transferred a 40% interest in CDS to Mr. Jensen. Giving effect to these transactions, Mr. Jensen and Sun owned 80% and 20% of the Class B membership interests of CDS, respectively, and Mr. Jensen owned 100% of the Class A membership interests of CDS.

     - Mr. Jensen agreed to provide financing to CDS in the total amount of approximately $12.0 million to pay off outstanding CDS indebtedness, approximately $2.0 million of which was to be unsecured. As of March 1997, Mr. Jensen had paid on behalf of CDS approximately $10.3 million.

     In connection with the sale of UICI's interests in CDS to Mr. Jensen, CDS distributed processing assets with approximately $1.3 million in book value to Mr. Jensen and Sun, which at the time owned 80% and 20% of the Class B membership interests in CDS, respectively. Sun contributed its share of those processing assets to STP, and Mr. Jensen contributed his $1.1 million share of the book value of those processing assets to STP on behalf of UICI.

     The March 1997 Agreement also provides, in part, that (i) there will be no distributions to Class B members of STP or CDS until all Class A preferred interests in both STP and CDS have been paid or redeemed in full and (ii) if funds are available to any parties from either STP or CDS, such funds will be loaned to the other company until the preferred interests are retired. The agreements governing the organization and governance of STP and CDS both require, upon liquidation, the payment of the respective outstanding debt of each company before the equity holders of that company receive a distribution. After the sale of CDS's ATMs and use of the proceeds to repay these loans in part, approximately $6.2 million of Mr. Jensen's loans to CDS remained outstanding as of December 31, 2000. These loans bear interest at an annual rate of 2.5% plus the prime rate, payable monthly, and have a maturity date of July 1, 2001.

     In February 1998, the assets of STP were sold to an unrelated party for $17.5 million, and in 1998 the Company recognized a gain in the total amount of $9.7 million on the sale. As discussed below, the ultimate outcome of the appeals in the Sun Litigation may have an impact on this recorded gain. Consistent with its understanding of the March 1997 Agreement, in the first quarter of 1998 the Company recorded a gain of $2.3 million (representing the distribution due to its Class A and Class B interests in STP, assuming funds were advanced to CDS to retire Mr. Jensen's debt and redeem his Class A interest in
CDS). In April 1998, Sun filed certain claims in District Court in Dallas County, Texas concerning the distribution of the proceeds from the sale of the STP assets. The core issue of the suit was whether the provisions of the March 1997 Agreement would require that STP make a loan or advance to CDS out of the proceeds of the STP sale so that CDS could repay the loans made by Mr. Jensen to CDS and redeem Mr. Jensen's Class A preferred membership interest in CDS. The liquidator appointed to rule on the proper distribution ruled that the proceeds should be distributed in a manner different than had previously been applied by the Company in the first quarter of 1998.

     While the net effect of any loan or advance to CDS would be to reduce the funds available for STP to distribute to the Company and Sun, Mr. Jensen has agreed, pursuant to an agreement reached with the Company in June 1998 (the "Assurance Agreement"), that, if UICI receives less than $15.1 million in the pending Sun Litigation, then Mr. Jensen will advance funds to UICI sufficient to increase UICI's recovery to $15.1 million.

     The Dallas County, Texas District Court ruled in December 1998 that, as a matter of law, the March 1997 agreement governing the distribution of the cash proceeds of the STP sale should be read in the manner urged by Sun and consistent with the court-appointed liquidator's previous ruling. The District Court entered a judgment directing distribution of the sales proceeds in the manner urged by Sun. The District Court also entered a finding that UICI violated Texas securities disclosure laws and breached a fiduciary duty owed to Sun, and the District Court awarded the plaintiff $1.7 million in attorneys' fees, which amount could be increased to $2.1 million under certain circumstances.

     On August 1, 2000, the Court of Appeals for the Fifth District of Texas at Dallas reversed the trial court's judgment as to UICI's liability for attorneys' fees and its finding that UICI violated Texas securities laws and breached a fiduciary duty. The Appeals Court also reversed the trial court's judgment that directed distribution of the STP sales proceeds in the manner urged by Sun. On December 8, 2000, the Appeals Court affirmed its earlier decision and denied the Company's, Mr. Jensen's and Sun's respective motions for rehearing.

     In the brief filed in his appeal of the District Court's December 1998 finding, Mr. Jensen reasserted that the March 1997 agreement requires that, before STP can make a distribution to UICI and Sun, it must advance approximately $10.0 million to CDS to allow CDS to satisfy certain creditor and preferred equity claims, owed primarily to Mr. Jensen. If and to the extent that Mr. Jensen's interpretation of the March 1997 agreement is ultimately adopted in the Sun Litigation after all rights to appeal have been exhausted, the amount of such proceeds which UICI may ultimately receive directly from STP may be reduced. However, in such event and in accordance with the Assurances Agreement, Mr. Jensen has agreed that, if UICI receives less than $15.1 million in the lawsuit, then Mr. Jensen will advance funds to UICI sufficient to increase UICI's recovery to $15.1 million. The Assurance Agreement also restricts the manner in which UICI can seek funds in satisfaction of Mr. Jensen's previously unconditional agreement (the "Jensen 1996 Guaranty") to indemnify the Company for any loss or reduction in value of the Company's Class A investment in CDS.

     By letter dated July 7, 2000, Mr. Jensen submitted a formal proposal to purchase the Company's 80% interest in STP for $15.6 million ("Proposal A") or, alternatively, to purchase for $15.1 million the Company's rights and claim of rights to receive funds held in the registry of the Court in the Sun Litigation ("Proposal B"). As part of either proposal, the Company would agree to terminate and release Mr. Jensen from any and all obligations arising under the Jensen 1996 Guaranty and the Assurance Agreement. As part of Mr. Jensen's proposals, Mr. Jensen has offered to indemnify and hold the Company harmless from and against, among other things, (a) the breach of fiduciary duty claim asserted by Sun against the Company and Sun's related claim for attorneys' fees, (b) Sun's claim for attorneys' fees arising out of the distribution issue in the Sun Litigation, and (c) any and all other claims of any nature asserted by Sun against the Company in the Sun Litigation arising out of or relating directly to the March 1997 agreement governing the distribution of cash proceeds from the sale and liquidation of STP.

     Mr. Jensen's proposal to purchase UICI's 80% interest in STP contemplated by Proposal A may be subject to the consent of Sun. The Company solicited the consent of Sun to the transfer so that it might accept Proposal A, but Sun was unwilling to grant such consent and objected to Proposal B, claiming that Sun's consent is required to consummate either Proposal. Following approval of the disinterested outside directors of UICI in accordance with the related party transactions policies and procedures adopted by the UICI Board, on July 21, 2000, the Company formally accepted Proposal A and, in the alternative, Proposal
B. On November 22, 2000, the Court in the Company's pending Shareholder Derivative Litigation (see Note N of Notes to Consolidated Financial Statements) approved the alternative settlements between Mr. Jensen and the Company, subject to any alleged right on the part of Sun to consent to Proposal A and/or Proposal
B. The Company subsequently sued Sun separately (UICI v. Sun Communications, Inc., pending in 134th Judicial District Court of Dallas County, Texas, Cause No. 009353), seeking to resolve the consent issue. Sun subsequently moved to abate the separate suit.

     The Company cannot at this time predict how, when or in what fashion the Sun Litigation will ultimately be resolved. However, for financial reporting purposes, any cash ultimately received by the Company from Mr. Jensen pursuant to the Assurance Agreement may be treated as a capital contribution to the Company, and the gain would be reduced by a corresponding amount. In such case, however, the Company's consolidated stockholders' equity would not be adversely affected. In 1998, the Company's results of operations reflected a pre-tax gain from the STP sale of $9.7 million ($6.7 million after-tax, or $0.15 per share).

  March 2000 Loan

     On March 14, 2000, a limited liability company controlled by Mr. Jensen ("Lender LLC") loaned $70.0 million (the "Lender LLC Loan") to a newly formed subsidiary of the Company. The proceeds of the Lender LLC Loan, together with $5.0 million of cash on hand, were used to reduce indebtedness outstanding under the Company's Bank Credit Facility from $100.0 million to $25.0 million. The Lender LLC Loan bore interest at the prevailing prime rate, was guaranteed by UICI, was due and payable in July 2001 and was secured by a pledge of investment securities and shares of the Company's National Motor Club unit.

     In connection with the March 2000 paydown of indebtedness outstanding under the Bank Credit Facility, the Bank Credit Facility was amended to provide, among other things, that the $25.0 million balance outstanding would be due and payable on July 10, 2000, amounts outstanding under the facility would be secured by a pledge of investment securities and shares of Mid-West National Life Insurance Company of Tennessee ("Mid-West"), and the restrictive covenants formerly applicable to UICI and its restricted subsidiaries (primarily the Company's insurance companies) were made applicable solely to Mid-West. Amounts outstanding under the Bank Credit Facility continued to bear interest at LIBOR plus 100 basis points per annum. On April 11, 2000 and June 28, 2000, the Company made principal payments of $11.0 million and $8.0 million, respectively, under the Bank Credit Facility, and on June 30, 2000, Lender LLC, against payment to the banks of $6.0 million, assumed 100% of the banks' remaining $6.0 million position in the Bank Credit Facility.

 June -- July 2000 Transactions

     In June and July 2000, the Company entered into a series of transactions (the "July 2000 Transactions") with Mr. Jensen and affiliates of Mr. Jensen, the proceeds of which were utilized, in part, to fund the Company's cash and other obligations under the Consent Order, dated June 29, 2000, issued by the OCC to memorialize the terms of the UCNB Capital Plan approved by the OCC. See Note B.

     In accordance with the policies and procedures of the Board of Directors, each of the July 2000 Transactions was approved by the disinterested outside directors of the Company at a meeting of the Board of Directors held on July 21, 2000, as being fair to UICI and its shareholders. The Board's determination was made, in part, in reliance upon the opinion of an independent financial advisor that the July 2000 Transactions, in their totality, were fair to the public shareholders of UICI (consisting of non-Jensen affiliated shareholders) from a financial point of view.

     Restructuring of Lender LLC Loan. Effective July 27, 2000, the Company and the Lender LLC completed a restructuring of the terms of the Lender LLC Loan. As part of the restructuring, the Company paid to Lender LLC principal owing on the Lender LLC Loan in the amount of $6.0 million and amended the terms of the Lender LLC Loan to provide that the aggregate principal amount of $70.0 million then owing by the Company would consist of a $32.0 million unsecured tranche and a $38.0 million tranche secured by a pledge of 100% of the capital stock of Mid-West (the "Amended Lender LLC Loan"). The Amended Lender LLC Loan (a) matured on January 1, 2002, (b) continued to bear interest at the prevailing prime rate from time to time, with interest accruing but not payable until the earlier to occur of full prepayment of the Lender LLC Loan or January 1, 2002, and (c) was mandatorily prepayable monthly to the extent of 1% of the outstanding principal balance of the Amended Lender LLC Loan. The security interest in all remaining collateral previously pledged to secure payment of the Lender LLC Loan and indebtedness outstanding under the bank credit facility (including all investment securities and shares of the Company's National Motor Club unit) was released in full.

     In addition to scheduled payments of principal made during the course of 2000, on October 20, 2000, the Company prepaid the unsecured tranche of the Amended Lender LLC Loan in the amount of $12.5 million, and on November 2, 2000, the Company prepaid an additional $17.4 million of the unsecured tranche and $17.6 million of the secured tranche. Accordingly, at December 31, 2000, the Company had no indebtedness outstanding under the unsecured tranche and $19.0 million outstanding under the secured tranche of the Amended Lender LLC Loan.

     On January 30, 2001, the Company prepaid in full principal and accrued interest on the secured tranche of the Amended Lender LLC Loan in the amount of $21.1 million, utilizing a portion of the proceeds received in liquidation of UCNB, and Lender LLC's security interest in 100% of the capital stock of Mid-West was released in full.

     Sale of NMC Holdings, Inc. On July 27, 2000, the Company sold to an investor group consisting of Jensen family members (including Mr. Jensen) (the "NMC Buyer") its 97% interest in NMC Holdings, Inc. ("NMC"), the parent company of its National Motor Club of America unit, for a purchase price of $56.8 million, representing 97% of the value of NMC as determined by independent appraisal. The purchase price was paid at closing in cash in the amount of $21.8 million and by delivery of a promissory note (the "NMC Note") issued by the NMC Buyer in the principal amount of $35.0 million. For financial reporting purposes, the $12.6 million, net of tax, received by the Company in excess of the net book value of NMC was reflected in additional paid in capital.

     The NMC Note was an unsecured, full recourse obligation of the NMC Buyer and was unconditionally guaranteed by Mr. Jensen. The NMC Note bore interest at the per annum rate of prime fluctuating from time to time, and was initially payable in three equal installments of principal in the amount of $11.7 million due on each of October 1, November 1 and December 1, 2000, respectively. Effective October 1, 2000, the NMC Note was amended to provide for three equal installments of principal in the amount of $11.7 million due on each of November 1 and December 1, 2000 and January 1, 2001, respectively. In accordance with the terms of the June Consent Orders, the Company pledged the NMC Note to UCNB to secure, in part, the Company's obligations under the Capital Plan. On October 31, 2000, the OCC consented to the release by UCNB of its security interest in the NMC Note. On November 2, 2000, the NMC Buyer prepaid the NMC Note in its entirety. Under the terms of the NMC Note, the Company received $875,000 in interest in 2000.

     On July 27, 2000, UICI, NMC Buyer and NMC entered into a Management Agreement, the terms of which governed the provision by UICI to NMC of management and administrative services, information technology services, telephone services and other services formerly provided to NMC by UICI. The Management Agreement was terminable (a) by UICI at any time upon not less than 60 days' notice to NMC and the NMC Buyer, and (b) by NMC at any time following the payment in full of the NMC Note upon not less than 30 days' notice to UICI. Pursuant to the Management Agreement, UICI agreed to allow William Gedwed (formerly an Executive Vice President of the Company and currently a Director of the Company and the holder of approximately 3% of the equity interest in NMC) to serve as a consultant to NMC for the term of the Management Agreement. As of December 31, 2000, the Company was owed by NMC $50,000 pursuant to the terms of the Management Agreement.

     Mr. Gedwed resigned as an executive officer of UICI effective December 31, 2000, and NMC terminated the Management Agreement effective January 31, 2001.

     Jensen Indemnity Agreement. To secure in part the Company's obligations under the Capital Plan, effective June 29, 2000 Mr. Jensen pledged to UCNB $7.1 million face amount of Series B Certificates created as part of the Company's securitizations of credit card receivables issued in 1997 and 1998 generated by UICI's credit card operations. As a condition to Mr. Jensen's pledge of the Series B Certificates, on June 29, 2000 the Company executed and delivered an Indemnity Agreement, pursuant to which the Company agreed, among other things, to indemnify and hold Mr. Jensen harmless from and against (A) loss, cost, expense, or liability incurred by Mr. Jensen arising from, in respect of or in connection with, a default by the Company of its obligations under the June Consent Orders, the UCNB Capital Plan or the Liquidity and Capital Assurances Agreement, and (B) any and all losses, costs and expenses (including reasonable attorneys' fees and expenses) incurred by Mr. Jensen in enforcing any rights under the Indemnity Agreement.

     Sale of UICI Shares to NMC. Pursuant to the terms of an agreement, dated July 13, 2000, between the Company and NMC, on July 24, 2000, the Company issued to NMC 175,000 treasury shares of common stock at a purchase price of $5.25 per share. It is anticipated that the 175,000 shares will be used to fund incentive stock programs for the benefit of NMC employees.

 National Motor Club

     As discussed above, on July 27, 2000, the Company sold its 97% interest in NMC Holdings, Inc., the parent company of its National Motor Club of America ("NMC") unit, to an investor group consisting of Jensen family members (including Mr. Jensen) for a purchase price of $56.8 million, representing 97% of the value of NMC as determined by independent appraisal. William J. Gedwed (a director of the Company) holds 3% of the issued and outstanding common stock of NMC Holdings, Inc. The Chesapeake Life Insurance Company ("CLICO") (formerly a direct wholly owned subsidiary of the Company) and National Motor Club of America ("NMCA") were previously parties to an administrative service agreement, pursuant to which CLICO agreed to issue life, accident and health insurance polices to NMCA for the benefit of NMCA members in selected states. NMCA, in turn, agreed to provide to CLICO certain administrative and recordkeeping services in connection with the NMCA members for whose benefit the policies have been issued. Following the acquisition in July 2000 of CLICO by The MEGA Life and Health Insurance Company ("MEGA") (a wholly-owned insurance subsidiary of the Company), MEGA and NMCA entered into a similar administrative service agreement for a two year term ending in December 31, 2002. During the year ended December 31, 2000, NMCA paid to MEGA and Chesapeake insurance premiums in the amount of $2.6 million pursuant to such arrangements.

     In connection with the sale of NMC in July 2000, NMC entered into a sublease agreement with MEGA, pursuant to which NMC subleases from MEGA approximately 17,000 square feet of office space. During the year ended December 31, 2000, NMC paid to MEGA $144,000 pursuant to the sublease. NMC has notified MEGA that it intends to terminate the sublease arrangement effective July 1, 2001.

 Other Transactions

     Effective July 1, 1998, the Company sold to IPN Acquisitions, Inc. (in which Mr. Jensen held a 100% equity interest) its equity interest in IPN, LLC (a healthcare solutions company) for cash in the amount of $3.5 million. The purchase price represented the net book value of the net assets of IPN, LLC. As part of the sale transaction, IPN Acquisitions, Inc. agreed to indemnify the Company against future obligations to be incurred by IPN, LLC and granted to the Company the right to repurchase up to 80% of IPN, LLC on or before January 1, 2000, at an option price equal to 80% of the $3.5 million selling price, adjusted for any capital contributions or distributions after the sale, plus a premium depending on when the option was exercised. The Company did not exercise the repurchase option.

     Effective July 1, 1998, the Company sold to HAI Acquisitions, Inc. (in which Mr. Jensen holds a 100% equity interest) its equity interest in HealthCare Automation, Inc. (a healthcare solutions company) for cash in the amount of $1.9 million. The purchase price represented the net book value of the net assets of Healthcare Automation, Inc. As part of the sale transaction, HAI Acquisitions, Inc. granted to the Company the right to repurchase up to 80% of HealthCare Automation, Inc. on or before January 1, 2000, at an option price equal to 80% of the $1.9 million selling price, adjusted for any capital contributions or distributions after the sale, plus a premium depending on when the option was exercised. The Company did not exercise the repurchase option.

     In 2000, the Company received $9,000 from United Group Service Center, Inc. (in which Mr. Jensen holds a 100% equity interest), which amount represents a premium on a stop loss policy issued by MEGA and reimbursement of certain office expenses.

OTHER TRANSACTIONS WITH CERTAIN MEMBERS OF MANAGEMENT

  Transactions with Mr. Mutz

     In January 1999, Gregory T. Mutz was elected President and Chief Executive Officer of the Company. During 1999, Mr. Mutz continued to serve as Chairman of the Board of AMLI Residential Properties Trust, a publicly-traded real estate investment trust ("AMLI"). At December 31, 2000, the Company held a 10.4% fully diluted interest in AMLI. As Chairman of the Board of AMLI, Mr. Mutz received certain compensation and participated in various option and deferred compensation programs, all of which are described in the AMLI proxy statement. In addition, as of December 31, 2000, AMLI had outstanding secured loans owing from Mr. Mutz in the aggregate amount of $2.1 million, the proceeds of which were used to purchase 108,891 shares of AMLI beneficial interest.

     Mr. Mutz also serves as chairman of the board of AMLI Commercial Properties Trust ("ACPT"), a private real estate investment trust in which the Company holds a 20% equity interest. Mr. Mutz is the beneficial holder of less than one percent of the issued and outstanding shares of beneficial interest of ACPT. At December 31, 2000, ACPT had an outstanding loan owing from Mr. Mutz (or companies affiliated with Mr. Mutz) in the amount of $508,000, the proceeds of which were used to purchase stock in ACPT.

     On August 4, 1999, the Company entered into an indemnification agreement with Mr. Mutz, pursuant to which the Company agreed to indemnify Mr. Mutz to the fullest extent permitted by Delaware law from certain liabilities and expenses incurred in his capacity as an officer of the Company and/or as an officer and/ or director of the Company's subsidiaries.

     UICI Executive Stock Purchase Program. In accordance with the Company's Executive Stock Purchase Program (the "ESPP") (see "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM"), in December 1998 the Company extended a loan to Mr. Mutz in the amount of $3.3 million, the proceeds of which were used to purchase 200,000 shares of Common Stock of the Company at a purchase price of $19.50 per share. The loan bore interest at the rate of 5% per annum, payable quarterly, had a six-year term, and is full recourse to Mr. Mutz. In June 1999, the Company extended an additional loan to Mr. Mutz pursuant to the ESPP in the amount of $429,000, the proceeds of which were used to purchase 20,000 shares of Company Common Stock at a purchase price of $24.45 per share. The loan bore interest at 5.37%, payable quarterly, had a six-year term, and was full recourse to Mr. Mutz.

     The amount outstanding under Mr. Mutz's ESPP loans at December 31, 2000 and 1999, including accrued interest, was $2.8 million and $3.3 million, respectively.

     As part of modifications to the ESPP adopted by the Company's Board of Directors on January 2, 2001, the Company granted to Mr. Mutz 107,104 shares of UICI common stock, discharged $1.5 million principal amount of the ESPP loan, and paid to Mr. Mutz a one-time cash bonus in the amount of $1.1 million (which was calculated to reimburse Mr. Mutz for income and other taxes payable upon receipt of the UICI stock and discharge of the portion of the ESPP loan). The terms of the ESPP loan were modified to extend the maturity date to January 1, 2007. Giving effect to the discharge of the indebtedness, at January 2, 2001 the amount outstanding under Mr. Mutz' ESPP loan was $1.3 million.

 Other Loans to Management

     In accordance with the Company's Executive Stock Purchase Program (the "ESPP") (see "MODIFICATIONS TO UICI EXECUTIVE STOCK PURCHASE PROGRAM"), during 1999 the Company extended loans to Messrs. Reed, Gedwed, Prater, Arnold and Benac (all Named Executive Officers) in the amounts of $417,000, $203,000, $158,000, $229,893 and
$204,000, respectively, the proceeds of which were used to purchase Company Common Stock. The loans to Messrs. Benac and Prater bear interest at 5.22% per annum and the loans to Messrs. Reed, Gedwed and Arnold bear interest at 5.37% per annum. The six-year term loans require quarterly interest payments, had a six-year term, are full recourse to the borrower and are payable in full upon the occurrence of certain events, including the termination of employment.

     At December 31, 2000, Messrs. Reed, Gedwed, Prater, Arnold and Benac had outstanding loans payable to the Company under the ESPP in the amounts of $421,000, $206,000, $158,000, $229,893 and $206,000, respectively, including accrued interest.

     As part of modifications to the ESPP adopted by the Company's Board of Directors on January 2, 2001, the Company discharged $297,000, $169,900 and $113,000 principal amount of indebtedness under the ESPP owing by Mr. Reed, Mr. Arnold and Mr. Prater, respectively, and paid to Mr. Reed, Mr. Arnold and Mr. Prater a one-time cash bonus in the amount of $160,000, $91,000 and $61,000, respectively (which was calculated to reimburse Mr. Reed, Mr. Arnold and Mr. Prater for income and other taxes payable upon discharge of the portion of their ESPP loan). The terms of Mr. Reed's, Mr. Arnold's and Mr. Prater's ESPP loans were modified to extend the maturity date to January 1, 2007. Giving effect to the discharge of the indebtedness, at January 2, 2001 the amount outstanding under Mr. Reed's, Mr. Arnold's and Mr. Prater's ESPP loan was $120,000, $60,000 and $45,000, respectively. On March 14, 2001, the Company subsequently entered into an agreement with Mr. Prater, pursuant to which Mr. Prater resigned as an executive officer of the Company and as an officer of various UICI affiliates effective February 1, 2001. In accordance with the agreement, the Company agreed to forgive the indebtedness owing by Mr. Prater under the ESPP in the amount of $45,000.

OTHER TRANSACTIONS

     On September 1, 1999, the Company entered into separate indemnification agreements with each of Messrs. Reed, Gedwed and Prater, pursuant to which the Company agreed to indemnify such officers to the fullest extent permitted by Delaware law from certain liabilities and expenses incurred in their respective capacities as officers of the Company and/or officers and directors of the Company's subsidiaries.

     Effective December 31, 2000, the Company entered into an agreement with William J. Gedwed (a director of the Company), pursuant to which Mr. Gedwed resigned as an executive officer of the Company effective December 31, 2000 and as an officer of various UICI affiliates effective February 1, 2001. In accordance with the agreement, Mr. Gedwed has also agreed to provide consulting services to MEGA for a two-year term ending December 31, 2002 for an annual fee of $120,000.

     In October 2000, the Company entered into an agreement with William P. Benac (formerly an Executive Vice President of the Company), pursuant to which Mr. Benac resigned as an executive officer of the Company and various UICI affiliates effective October 27, 2000. In accordance with the agreement, Mr. Benac received a one-time severance payment of $50,000, and Mr. Benac has also agreed to provide consulting services to UICI for a term ending January 15, 2003 for an aggregate fee of $120,000.

     On March 14, 2001, the Company entered into an agreement with Charles T. Prater, pursuant to which Mr. Prater resigned as an executive officer of the Company and as an officer of various UICI affiliates effective February 1, 2001. In accordance with the agreement, the Company agreed to forgive indebtedness owing by Mr. Prater in the amount of $45,000, and Mr. Prater has agreed to provide consulting services to MEGA for a one-year term ending March 31, 2002 for an annual fee of $135,000.

     In accordance with the terms of the Company's ESPP, in June 2000 Mr. Mockler (a director of the Company), purchased 2,000 shares of UICI common stock in exchange for cash in the amount of $6,000 and a promissory note in the amount of $7,750. At December 31, 2000, the amount outstanding on Mr. Mockler's note was $7,750.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with representatives of Ernst & Young LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held seven meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the selection of the Company's independent auditors.

                                          Richard T. Mockler, Audit Committee
                                          Chairman
                                          George H. Lane III, Audit Committee
                                          Member
                                          Stuart D. Bilton, Audit Committee
                                          Member

                 2. APPROVAL OF UICI 2000 RESTRICTED STOCK PLAN

     The Board of Directors adopted the UICI 2000 Restricted Stock Plan (the "2000 Plan") in February 2000 and made awards of restricted stock under the 2000 Plan in March 2000, subject to approval by the stockholders of the Company. In 2001, the Board adopted a new restricted stock plan (see Proposal 3 below) and it is not expected that any additional awards will be made under the 2000 Plan. In light of the cash flow problems that the Company was experiencing in early 2000, the Board determined to grant restricted stock to executives in lieu of a portion of cash bonuses to which they were otherwise entitled. In this respect, the 2000 Plan was intended to enable the Company to retain executives and other key employees with outstanding experience and ability while aligning the interests of the Company, its stockholders, and its executives and key employees. The Board believes the approval of the 2000 Plan is in the best interests of the Company and its stockholders because it provides incentives to executives and other key employees to devote their best efforts to pursue and sustain the Company's growth and profitability, enhancing the financial success of the Company and increasing stockholder value. The full text of the 2000 Plan is attached to this proxy statement as Appendix B. Because the following discussion is a summary and does not cover all aspects of the 2000 Plan, stockholders may wish to review Appendix B in its entirety.

PURPOSE

     The purpose of the 2000 Plan is to promote the interests of the Company and its stockholders by (a) attracting and retaining employees and other persons providing services to the Company and its subsidiaries; (b) motivating the executives, by means of appropriate incentives, to achieve long-range goals; (c) providing incentive compensation opportunities that are competitive with those of other major corporations; and (d) further identifying executives' interests with those of the Company's other stockholders through compensation that is based on the Company's Common Stock.

ADMINISTRATION

     The 2000 Plan will be administered by the Board of Directors of the Company, which has the sole and complete authority to determine which individuals shall participate in the plan, to determine the number of shares to be awarded, to establish the terms, conditions, performance criteria, restrictions and other provisions of the awards, and to cancel or amend the awards. The Board also will have complete authority and discretion to interpret the 2000 Plan and to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the plan. The Board may delegate any or all of its authority under the 2000 Plan to a committee of the Board, which may, in turn, allocate some of the responsibilities to selected individuals.

ELIGIBILITY

     All employees of the Company or any of its subsidiaries, and other persons providing material services to the Company or a subsidiary are eligible to participate in the 2000 Plan. The Board has sole and complete discretion in determining which individuals will participate in the 2000 Plan. In 2000, 23 officers and employees participated in the 2000 Plan.

NUMBER OF SHARES

     A maximum of 100,000 shares of Common Stock may be awarded under the 2000 Plan. Any shares forfeited or reacquired by the Company pursuant to rights reserved on the award will not be counted as shares awarded under the 2000 Plan until used in a subsequent award. If there is any change in the outstanding Common Stock by reason of a merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of UICI Common Stock or other change in the corporate structure or capitalization affecting the UICI Common Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards will be equitably adjusted by the Board, in its sole discretion, to preserve the value of benefits awarded or to be awarded to participants under the 2000 Plan. However, if there is a merger or a sale of substantially all of the assets of the Company, the Board, in its sole discretion, may substitute awards of equal value for outstanding awards under the 2000 Plan or cancel outstanding awards, provided that the participant receives an amount that the Board believes is reasonable payment.

     The shares of Common Stock with respect to which awards may be made under the 2000 Plan may be shares currently authorized but unissued, or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

DESCRIPTION OF THE AWARDS

     The Board will determine the participants to whom awards of restricted stock are to be made, the number of shares of restricted stock to be granted to each participant, the duration of the period (the "restricted period") during which, and the conditions under which, the restricted stock may be forfeited to the Company, and the other terms and conditions of such awards. Some or all of the conditions to vesting of the awards may relate to events (such as performance, satisfaction of Company performance targets established by lenders or continued employment) occurring after the date of grant. The terms of the restricted stock awards need not be the same for each participant.

     Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the restricted period, however, the holders may exercise full voting rights relating to those shares and, unless otherwise provided by the Board, are entitled to receive all dividends and other distributions paid with respect to those shares. Except as may otherwise be determined by the Board, a participant who, for any reason, ceases to perform services for the Company and the subsidiaries prior to the end of the restricted period will forfeit all shares of restricted stock still subject to a restricted period under the 2000 Plan. The grant of an award will not be construed as giving a participant the right to be retained in the employ of the Company.

DURATION; AMENDMENT

     Unless terminated by the Board, the 2000 Plan will be unlimited in duration. The Board of Directors generally may amend, suspend or terminate the 2000 Plan or any portion thereof at any time. However, no such amendment or termination may adversely affect the rights of a participant under any award made prior to the date of the amendment without the participant's consent. If the 2000 Plan is terminated, any outstanding awards of restricted stock not yet vested will remain outstanding.

CHANGE IN CONTROL

     The 2000 Plan provides that if there is a change in control of the Company (as defined), all restrictions on outstanding restricted stock awards will lapse.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a brief discussion of the federal income tax rules relevant to restricted stock. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

     A recipient of restricted stock normally will not recognize taxable income at the time the stock is granted, unless his rights to part or all of the restricted stock are immediately vested. Thereafter, the recipient will recognize ordinary income as the restrictions lapse. The amount of such ordinary income will be equal to the market value of the restricted stock (in excess of any amount paid by the recipient) at the time of the lapse. However, the recipient may elect pursuant to Section 83(b) of the Code to recognize ordinary income in an amount equal to the market value of the restricted stock (in excess of any amount paid by the recipient) at the time the stock is granted. Any subsequent change in the value of the restricted stock would then be treated as capital gain or loss when the stock is sold.

     The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the receipt of stock is initially treated as ordinary income to the recipient. Under generally accepted accounting principles, compensation expense for restricted stock will be recorded ratably over the restricted period.

NEW PLAN BENEFITS

     Subject to stockholder approval, the Board in January 2000 decided to make awards of restricted stock to the following individuals and groups:

                                   2000 PLAN

                                                                                NUMBER OF
NAME AND POSITION                                           DOLLAR VALUE ($)     SHARES
-----------------                                           ----------------    ---------
Ronald L. Jensen, Chairman of the Board...................            0               0
Gregory T. Mutz, CEO......................................       58,300           8,800
Glenn W. Reed, Executive Vice President and General
  Counsel.................................................       53,000           8,000
William J. Gedwed, former Executive Vice President........       44,653           6,740
William P. Benac, former Executive Vice President.........            0               0
Steven K. Arnold, Vice President..........................       46,375           7,000
Charles T. Prater, former Vice President..................       43,063           6,500
All executive officers as a group(11).....................      281,828          42,540
All employees (excluding executive officers)..............       92,213          13,919

The restricted period for the shares will expire two years from the date of grant.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required for approval of the 2000 Plan. Abstentions from voting on this matter are treated as votes against, while broker non-votes are treated as shares not present and entitled to vote. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless a different vote is specified.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
                APPROVAL OF THE UICI 2000 RESTRICTED STOCK PLAN.

                 3. APPROVAL OF UICI 2001 RESTRICTED STOCK PLAN

     The Board of Directors adopted the UICI 2001 Restricted Stock Plan (the "2001 Plan") and made awards of restricted stock under the 2001 Plan on January 2, 2001, subject to approval by the stockholders of the Company. The 2001 Plan is virtually identical to the 2000 Plan discussed above. The 2001 Plan is intended to enhance the Company's ability to attract and retain executives and other key employees with outstanding experience and ability while aligning the interests of the Company, its stockholders, and its executives and key employees. Amended and Restated Stock Option Plan. The Board believes the approval of the 2001 Plan is in the best interests of the Company and its stockholders because it provides incentives to executives and other key employees to devote their best efforts to pursue and sustain the Company's growth and profitability, enhancing the financial success of the Company and increasing stockholder value. The full text of the 2001 Plan is attached to this proxy statement as Appendix C. Because the following discussion is a summary and does not cover all aspects of the 2001 Plan, stockholders may wish to review Appendix C in its entirety.

PURPOSE

     The purpose of the 2001 Plan is to promote the interests of the Company and its stockholders by (a) attracting and retaining employees and other persons providing services to the Company and its subsidiaries; (b) motivating the executives, by means of appropriate incentives, to achieve long-range goals; (c) providing incentive compensation opportunities that are competitive with those of other major corporations; and (d) further identifying executives' interests with those of the Company's other stockholders through compensation that is based on the Company's Common Stock.

ADMINISTRATION

     The 2001 Plan will be administered by the Board of Directors of the Company, which has the sole and complete authority to determine which individuals shall participate in the plan, to determine the number of shares to be awarded, to establish the terms, conditions, performance criteria, restrictions and other provisions of the awards, and to cancel or amend the awards. The Board also will have complete authority and discretion to interpret the 2001 Plan and to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the plan. The Board may delegate any or all of its authority under the 2001 Plan to a committee of the Board, which may, in turn, allocate some of the responsibilities to selected individuals.

ELIGIBILITY

     All employees of the Company or any of its subsidiaries, and other persons providing material services to the Company or a subsidiary are eligible to participate in the 2001 Plan. The Board has sole and complete discretion in determining which individuals will participate in the 2001 Plan. In 2001, 26 officers and employees participated in the 2001 Plan. While the persons to whom awards will be made in future years and the amounts and nature of such awards cannot be determined at this time, it is anticipated that approximately 30 officers and employees will participate in the 2001 Plan in any year. Participants may receive successive awards under the 2001 Plan while restrictions on prior awards are still outstanding.

NUMBER OF SHARES

     A maximum of 300,000 shares of Common Stock may be awarded under the 2001 Plan. Any shares forfeited or reacquired by the Company pursuant to rights reserved on the award will not be counted as shares awarded under the 2001 Plan until used in a subsequent award. If there is any change in the outstanding Common Stock by reason of a merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of UICI Common Stock or other change in the corporate structure or capitalization affecting the UICI Common Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards will be equitably adjusted by the Board, in its sole discretion, to preserve the value of benefits awarded or to be awarded to participants under the 2001 Plan. However, if there is a merger or a sale of substantially all of the assets of the Company, the Board, in its sole discretion, may substitute awards of equal value for outstanding awards under the 2001 Plan or cancel outstanding awards, provided that the participant receives an amount that the Board believes is reasonable payment.

     The shares of Common Stock with respect to which awards may be made under the 2001 Plan may be shares currently authorized but unissued, or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

DESCRIPTION OF THE AWARDS

     The Board will determine the participants to whom awards of restricted stock are to be made, the number of shares of restricted stock to be granted to each participant, the duration of the period (the "restricted period") during which, and the conditions under which, the restricted stock may be forfeited to the Company, and the other terms and conditions of such awards. Some or all of the conditions to vesting of the awards may relate to events (such as performance, satisfaction of Company performance targets established by lenders or continued employment) occurring after the date of grant. The terms of the restricted stock awards need not be the same for each participant.

     Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the restricted period, however, the holders may exercise full voting rights relating to those shares and, unless otherwise provided by the Board, are entitled to receive all dividends and other distributions paid with respect to those shares. Except as may otherwise be determined by the Board, a participant who, for any reason, ceases to perform services for the Company and the subsidiaries prior to the end of the restricted period will forfeit all shares of restricted stock still subject to a restricted period under the

2001 Plan. The grant of an award will not be construed as giving a participant the right to be retained in the employ of the Company.

DURATION; AMENDMENT

     Unless terminated by the Board, the 2001 Plan will be unlimited in duration. The Board of Directors generally may amend, suspend or terminate the 2001 Plan or any portion thereof at any time. However, no such amendment or termination may adversely affect the rights of a participant under any award made prior to the date of the amendment without the participant's consent. If the 2001 Plan is terminated, any outstanding awards of restricted stock not yet vested will remain outstanding.

CHANGE IN CONTROL

     The 2001 Plan provides that if there is a change in control of the Company (as defined), all restrictions on outstanding restricted stock awards will lapse

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a brief discussion of the federal income tax rules relevant to restricted stock. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

     A recipient of restricted stock normally will not recognize taxable income at the time the stock is granted, unless his rights to part or all of the restricted stock are immediately vested. Thereafter, the recipient will recognize ordinary income as the restrictions lapse. The amount of such ordinary income will be equal to the market value of the restricted stock (in excess of any amount paid by the recipient) at the time of the lapse. However, the recipient may elect pursuant to Section 83(b) of the Code to recognize ordinary income in an amount equal to the market value of the restricted stock (in excess of any amount paid by the recipient) at the time the stock is granted. Any subsequent change in the value of the restricted stock would then be treated as capital gain or loss when the stock is sold.

     The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the receipt of stock is initially treated as ordinary income to the recipient. Under generally accepted accounting principles, compensation expense for restricted stock will be recorded ratably over the restricted period.

NEW PLAN BENEFITS

     Apart from the award of restricted stock in January 2001 and described below, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the 2001 Plan if such plan is approved. Such determinations are subject to the discretion of the Board. Subject to stockholder approval, the Board in January 2001 decided to make awards of restricted stock to the following individuals and groups:

                                   2001 PLAN

                                                                                NUMBER OF
NAME AND POSITION                                           DOLLAR VALUE ($)     SHARES
-----------------                                           ----------------    ---------
Ronald L. Jensen, Chairman of the Board...................            0               0
Gregory T. Mutz, CEO......................................       59,375          10,000
Glenn W. Reed, Executive Vice President and General
  Counsel.................................................       59,375          10,000
William J. Gedwed, former Executive Vice President........       59,375          10,000
William P. Benac, former Executive Vice President.........            0               0
Steven K. Arnold, Vice President..........................       59,375          10,000
Charles T. Prater, former Vice President..................            0               0
All executive officers as a group(8)......................      383,188          58,500
All employees (excluding executive officers)..............      311,438          37,750

The restricted period for the shares will expire two years from the date of grant.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required for approval of the 2001 Plan. Abstentions from voting on this matter are treated as votes against, while broker non-votes are treated as shares not present and entitled to vote. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless a different vote is specified.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL
                    OF THE UICI 2001 RESTRICTED STOCK PLAN.

                   4. RATIFICATION OF APPOINTMENT OF AUDITORS

     Although Delaware law does not require that the selection by the Board of Directors of the Company's auditors be approved each year by the stockholders, the Board of Directors believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders' vote. Subject to ratification by the stockholders, the Board of Directors reappointed the firm of Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001. In recommending ratification by the stockholders of the appointment of Ernst & Young LLP, the Board of Directors has satisfied itself as to that firm's professional competence and standing. Fees paid to Ernst & Young LLP were $1.1 million for the fiscal year 2000 annual audit, $-0- for financial information systems design and implementation and $746,000 for all other non-audit services.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions from stockholders at the meeting.

 THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                5. OTHER MATTERS

     The Board of Directors knows of no other matters, which are likely to be brought before the meeting. However, if any other matters should be properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote, or otherwise act, with respect to any such matters in accordance with their best judgment.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                          AND NOMINATIONS FOR DIRECTOR
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN MAY 2002

     In order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act") to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in May 2002, they must be received by the Secretary of the Company by December 6, 2001.

     For proposals that stockholders intend to present at the Annual Meeting of Stockholders to be held in May 2002 outside the processes of Rule 14a-8 of the Exchange Act, unless the stockholder notifies the Secretary of the Company of such intent by February 12, 2002, the proposal will be considered untimely, and any proxy that management solicits for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal if such proposal is properly presented at the meeting.

     In order for suggestions by stockholders for nominees for director to be considered by the Nominating Committee, they must be received by the Secretary of the Company by December 6, 2001. See "Meetings and Committees of the Board of Directors -- Nominating Committee."

     All such communications to the Secretary of the Company must be in writing and must be received by the Company at its principal executive offices (4001 McEwen Drive, Suite 200, Dallas, Texas 75244) by the applicable date.

                                          By Order of the Board of Directors

                                          /s/ PEGGY G. SIMPSON

                                          Peggy G.Simpson
                                          Secretary

Date: April 5, 2001
                            ------------------------

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, ALL STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A
                                      UICI

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be constituted an Audit Committee of the Board of Directors of UICI (the "Company") composed of three or more directors, selected by the board, each of whom shall be independent of management and free of any relationships that, in the opinion of the board, would interfere with the member's exercise of his or her independent judgment. Each member of the Audit Committee shall be financially literate (as defined in the applicable rules), and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or some other comparable experience or background that demonstrates that individual's financial sophistication and expertise. The chairperson of the Audit Committee shall be selected by the Board of Directors. The Audit Committee shall meet at least four times a year and more often when circumstances so require.

PURPOSE

     It shall be the fundamental purpose of the Audit Committee to assist the Board of Directors in fulfilling its responsibility to oversee the Company's system of financial reporting. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

RESPONSIBILITIES

     It is hereby stated as a matter of policy and principle that the independent outside audit firm engaged by the Company is ultimately accountable to the Company's Board of Directors and the Audit Committee, as representatives of the shareholders, and that the Audit Committee and Board of Directors, as representatives of the shareholders, have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside audit firm (or to nominate the outside audit firm to be proposed for stockholder approval at any annual or special meeting of the stockholders called for such purpose).

     In performing its oversight function, the Audit Committee shall undertake those tasks that, in its judgment, would most effectively contribute to the effectiveness and integrity of the Company's financial reporting system. In so doing, the Audit Committee shall:

          1. Encourage within senior management a corporate environment or "tone at the top" that strives for integrity in financial reporting.

          2. Make appropriate inquiry into the logistical capabilities of the financial reporting system.

          3. Make appropriate inquiry to assess the ability of the financial reporting system to prevent financial misreporting and to detect financial misreporting in the event it occurs.

          4. Together with management develop a formal calendar of activities related to those areas of responsibility prescribed in this Charter

          5. Inquire into the independence of the outside auditor; receive from the outside auditor a written statement, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the auditor and the Company; engage in dialogue with the auditor and, to the extent appropriate, the Board of Directors, with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditor; and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the auditor.

          6. The Audit Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.

          Approve in advance each engagement of the audit firm for all non-audit services in excess of $100,000. In determining the appropriateness of a particular non-audit service to be performed by the audit firm, consider whether the services facilitate the performance of the audit, improves the Company's financial reporting process or is otherwise in the public interest.

          7. Determine that the outside auditor, in addition to being engaged to perform annual audits of the Company's financial statements, has been engaged to perform quarterly reviews of the Company's Quarterly Reports on Form 10-Q.

          8. Discuss with management, the Company's chief financial officer, the outside auditor, the director of internal audit, and/or others (as the Audit Committee believes appropriate), the Company's financial statements and financial reporting system, including potential weaknesses in the system, with such discussion to take place jointly and/or separately as the Audit Committee shall determine in its judgment. Obtain from management, at least annually, a written report on the effectiveness of the Company's system of internal controls over financial reporting

          9. Discuss with the outside auditor, to the extent appropriate, the items identified in Statement on Auditing Standards No. 61 (including the auditor's judgment about the quality, not just the acceptability, of the Company's accounting principles), with such discussion, to the extent it takes place in conjunction with quarterly information, to take place prior to the filing of each Form 10Q or, if such discussion cannot reasonably take place prior to filing, as soon as practicable thereafter.

          10. Make a recommendation to the Board of Directors as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K.

          11. Prepare an annual audit committee report, to be included in the company's proxy statement, stating whether the Audit Committee has:

        - reviewed and discussed the audited financial statements with management;

        - discussed with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61;

        - received appropriate disclosures from the outside auditor regarding the auditor's independence as required by Independence Standards Board Standard No. 1 and discussed with the auditor the auditor's independence;

        - recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

          12. Ensure that the Company's proxy statement includes a statement that the Company has adopted this Charter, that the Company's proxy statement includes information regarding the independence of Audit Committee members, and that a copy of this Charter is included as an appendix to the Company's proxy statement at least once every three years.

          13. Investigate any matter brought to the Audit Committee's attention within the scope of its duties which, in its judgment, warrants investigation, and possess the power, without the consent of the Board of Directors, to engage outside professionals for that purpose.

          14. Review and assess the adequacy of this Charter on an annual basis.

     Adopted, as amended and restated, by the Board of Directors on March 29, 2001.

                                                                      APPENDIX B

                        UICI 2000 RESTRICTED STOCK PLAN

                                   SECTION 1

                                    GENERAL

     1.1 Purpose. The UICI 2000 Restricted Stock Plan (the "Plan") has been established by UICI, a Delaware corporation (the "Company") to:

          (a) attract and retain employees and other persons providing services to the Company and the Related Companies (as defined below);

          (b) motivate Eligible Participants, by means of appropriate incentives, to achieve long-range goals;

          (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

          (d) further identify Eligible Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 434(f)) with respect to the Company.

     1.2 Participation. Subject to the terms and conditions of the Plan, the Board (as described in Section 4) shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Restricted Stock awards under Section 2 of the Plan, and thereby become "Eligible Participants" in the Plan. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Related Company and any other person providing material services to the Company or a Related Company that is designated by the Board as eligible for participation in the Plan.

                                   SECTION 2

                            RESTRICTED STOCK AWARDS

     2.1.  Restricted Stock Awards.  Subject to the following provisions of this
Section 2, awards of Restricted Stock under the Plan shall be made to persons selected by the Board in accordance with subsection 1.2 and shall be subject to the applicable provisions of subsection 2.2. For purposes of the Plan, "Restricted Stock" awards under the Plan are grants of Stock to Eligible Participants, the vesting of which is subject to such conditions as may be established by the Board, with some or all of those conditions relating to events (such as performance, satisfaction of Company performance targets established by lenders or continued employment) occurring after the date of grant. The period beginning on the date of a grant of Restricted Stock is referred to as the "Restricted Period."

     2.2. Terms and Conditions of Awards. In addition to any other terms and conditions determined by the Board, all shares of Restricted Stock granted to Eligible Participants under the Plan shall be subject to the following terms and conditions, to the extent applicable:

          (a) Except as otherwise provided, Restricted Stock granted to Eligible Participants under the Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the Restricted Period, except as designated by the Eligible Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act or the rules thereunder. During the Restricted Period, the Eligible Participant shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

          (b) Except as otherwise determined by the Board, an Eligible Participant who ceases to perform services for the Company and the Related Companies prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock award.

          (c) The Company may require a written statement that the Eligible Participant is acquiring shares of Restricted Stock for investment and not with the intention of distributing the shares, except for a sale to a purchaser who makes the same representation in writing, and that the holder of the shares of Restricted Stock will not dispose of such shares in violation of the registration requirements of the Securities Act of 1933, as amended, or any other applicable law.

                                   SECTION 3

                               OPERATION OF PLAN

     3.1. Effective Date. The Plan shall be effective as of January 1, 2000, subject to approval of the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as outstanding and not fully vested.

     3.2. Shares Subject to Plan. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 4.4, the number of shares of Stock, which may be issued with respect to awards under the plan shall not exceed 100,000 shares in the aggregate. In the event that shares of Stock that are delivered under the Plan are thereafter reacquired by the Company pursuant to rights reserved upon the award thereof, such reacquired shares shall again be available for awards under the Plan.

     3.3. Adjustments to Shares. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards shall be equitably adjusted by the Board, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Eligible Participants under the Plan; provided, however, in the event of a merger or a sale of substantially all of the assets of the Company, the Board, in its sole discretion, may substitute awards of equal value for outstanding awards under the Plan or cancel outstanding awards, provided that the Eligible Participant receives an amount that the Board believes is reasonable payment therefor.

     3.4. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

          (b) In the case of an Eligible Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Board may, at any time, add such conditions and limitations to any award to such Eligible Participant, or any feature of any such award, as the Board, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

          (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     3.5. Withholding. All awards under the plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock, which the Eligible Participant already owns or to which a Participant is otherwise entitled under the Plan.

     3.6. Agreement With Company. At the time of an award to an Eligible Participant under the Plan, the Board may require an Eligible Participant to enter into an agreement with the Company (the "Agreement") in substantially the form as attached hereto as Exhibit A or otherwise as specified by the Board, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may, in its sole discretion, prescribe.

     3.7.  Limitation of Implied Rights.

          (a) Neither an Eligible Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. An Eligible Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

          (b) The Plan does not constitute a contract of employment, and selection as an Eligible Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his or her name.

     3.8. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information, which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     3.9. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.

     3.10. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 4

                                 ADMINISTRATION

     The authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors of the Company, subject to the following:

          (a) Subject to the provisions of the Plan, the Board will have the authority and discretion to select employees to receive awards, to determine the time or times of receipt, to determine the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to cancel or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Board deems relevant.

          (b) The Board will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (c) Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.

          (d) Except as otherwise expressly provided in the Plan, where the Board is authorized to make a determination with respect to any award, such determination shall be made at the time the award is made, except that the Board may reserve the authority to have such determination made by the Board in the future (but only if such reservation is made at the time the award is granted and is expressly stated in the Agreement reflecting the award);

provided, however, the Board, in its sole discretion, may delegate any or all of its authority under the Plan to a committee of the Board and, to the extent so delegated, references to the Board hereunder shall be deemed to refer such committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Board or, if applicable, the committee of the Board, may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board or committee, if applicable, at any time.

                                   SECTION 5

                               CHANGE IN CONTROL

     Except as otherwise provided in the Agreement reflecting the applicable award, upon the occurrence of a Change in Control, all restrictions on outstanding Restricted Stock awards shall lapse. For purposes of the Plan, a "Change in Control" shall be deemed to occur on the earliest of the existence of one of the following events:

          (a) (i) any "person" (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock (as defined below) of the Company and (ii) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company than such other person an do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (b) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) approval by the Company's shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

     For purposes of this Section 5, the term "Permitted Holders" means Ronald
L. Jensen, his spouse and any child of Ronald L. Jensen and any person or entity controlled by, under common control with or controlling Ronald L. Jensen or any of the foregoing persons. The term "Voting Stock" of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.

                                   SECTION 6

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any award made under the Plan prior to the date such amendment is adopted by the Board.

                                                                      APPENDIX C

                        UICI 2001 RESTRICTED STOCK PLAN

                                   SECTION 1

                                    GENERAL

     1.3 Purpose. The UICI 2001 Restricted Stock Plan (the "Plan") has been established by UICI, a Delaware corporation (the "Company") to:

          (a) attract and retain employees and other persons providing services to the Company and the Related Companies (as defined below);

          (b) motivate Eligible Participants, by means of appropriate incentives, to achieve long-range goals;

          (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

          (d) further identify Eligible Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 434(f)) with respect to the Company.

     1.4 Participation. Subject to the terms and conditions of the Plan, the Board (as described in Section 4) shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Restricted Stock awards under Section 2 of the Plan, and thereby become "Eligible Participants" in the Plan. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Related Company and any other person providing material services to the Company or a Related Company that is designated by the Board as eligible for participation in the Plan.

                                   SECTION 2

                            RESTRICTED STOCK AWARDS

     2.3.  Restricted Stock Awards.  Subject to the following provisions of this
Section 2, awards of Restricted Stock under the Plan shall be made to persons selected by the Board in accordance with subsection 1.2 and shall be subject to the applicable provisions of subsection 2.2. For purposes of the Plan, "Restricted Stock" awards under the Plan are grants of Stock to Eligible Participants, the vesting of which is subject to such conditions as may be established by the Board, with some or all of those conditions relating to events (such as performance, satisfaction of Company performance targets established by lenders or continued employment) occurring after the date of grant. The period beginning on the date of a grant of Restricted Stock is referred to as the "Restricted Period."

     2.4. Terms and Conditions of Awards. In addition to any other terms and conditions determined by the Board, all shares of Restricted Stock granted to Eligible Participants under the Plan shall be subject to the following terms and conditions, to the extent applicable:

          (a) Except as otherwise provided, Restricted Stock granted to Eligible Participants under the Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the Restricted Period, except as designated by the Eligible Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act or the rules thereunder. During the Restricted Period, the Eligible Participant shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

          (b) Except as otherwise determined by the Board, an Eligible Participant who ceases to perform services for the Company and the Related Companies prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock award.

          (c) The Company may require a written statement that the Eligible Participant is acquiring shares of Restricted Stock for investment and not with the intention of distributing the shares, except for a sale to a purchaser who makes the same representation in writing, and that the holder of the shares of Restricted Stock will not dispose of such shares in violation of the registration requirements of the Securities Act of 1933, as amended, or any other applicable law.

                                   SECTION 3

                               OPERATION OF PLAN

     3.11. Effective Date. The Plan shall be effective as of January 1, 2001, subject to approval of the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as outstanding and not fully vested.

     3.12. Shares Subject to Plan. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 4.4, the number of shares of Stock, which may be issued with respect to awards under the plan shall not exceed 300,000 shares in the aggregate. In the event that shares of Stock that are delivered under the Plan are thereafter reacquired by the Company pursuant to rights reserved upon the award thereof, such reacquired shares shall again be available for awards under the Plan.

     3.13. Adjustments to Shares. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards shall be equitably adjusted by the Board, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Eligible Participants under the Plan; provided, however, in the event of a merger or a sale of substantially all of the assets of the Company, the Board, in its sole discretion, may substitute awards of equal value for outstanding awards under the Plan or cancel outstanding awards, provided that the Eligible Participant receives an amount that the Board believes is reasonable payment therefor.

     3.14. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

          (b) In the case of an Eligible Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Board may, at any time, add such conditions and limitations to any award to such Eligible Participant, or any feature of any such award, as the Board, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

          (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     3.15. Withholding. All awards under the plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock, which the Eligible Participant already owns or to which a Participant is otherwise entitled under the Plan.

     3.16. Agreement With Company. At the time of an award to an Eligible Participant under the Plan, the Board may require an Eligible Participant to enter into an agreement with the Company (the "Agreement") in substantially the form as attached hereto as Exhibit A or otherwise as specified by the Board, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may, in its sole discretion, prescribe.

     3.17.  Limitation of Implied Rights.

          (a) Neither an Eligible Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. An Eligible Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

          (b) The Plan does not constitute a contract of employment, and selection as an Eligible Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his or her name.

     3.18. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information, which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     3.19. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.

     3.20. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 4

                                 ADMINISTRATION

     The authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors of the Company, subject to the following:

          (a) Subject to the provisions of the Plan, the Board will have the authority and discretion to select employees to receive awards, to determine the time or times of receipt, to determine the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to cancel or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Board deems relevant.

          (b) The Board will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (c) Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.

          (d) Except as otherwise expressly provided in the Plan, where the Board is authorized to make a determination with respect to any award, such determination shall be made at the time the award is made, except that the Board may reserve the authority to have such determination made by the Board in the future (but only if such reservation is made at the time the award is granted and is expressly stated in the Agreement reflecting the award);

provided, however, the Board, in its sole discretion, may delegate any or all of its authority under the Plan to a committee of the Board and, to the extent so delegated, references to the Board hereunder shall be deemed to refer such committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Board or, if applicable, the committee of the Board, may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board or committee, if applicable, at any time.

                                   SECTION 5

                               CHANGE IN CONTROL

     Except as otherwise provided in the Agreement reflecting the applicable award, upon the occurrence of a Change in Control, all restrictions on outstanding Restricted Stock awards shall lapse. For purposes of the Plan, a "Change in Control" shall be deemed to occur on the earliest of the existence of one of the following events:

          (a) (i) any "person" (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock (as defined below) of the Company and (ii) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company than such other person an do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (b) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) approval by the Company's shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

     For purposes of this Section 5, the term "Permitted Holders" means Ronald
L. Jensen, his spouse and any child of Ronald L. Jensen and any person or entity controlled by, under common control with or controlling Ronald L. Jensen or any of the foregoing persons. The term "Voting Stock" of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.

                                   SECTION 6

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any award made under the Plan prior to the date such amendment is adopted by the Board.

UICI                                 VOTE BY INTERNET - www.proxyvote.com
C/O PROXY SERVICES                   Use the Internet to transmit your voting
P.O. BOX 9142                        instructions and for electronic delivery of
FARMINGDALE, NY 11735                information up until 11:59 P.M. Eastern
                                     Time the day before the cut-off date or
                                     meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control
                                     Number which is located below to obtain
                                     your records and to create an electronic voting instruction form.

                                     VOTE BY MAIL -
                                     Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to UICI, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  [ ]   UICI01        KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------------------------------------------
                                                                                 DETACH AND RETURN THIS PORTION ONLY

                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


UICI


1.   ELECTION OF DIRECTORS

     01) Ronald L. Jensen        05) George H. Lane, III     FOR     WITHHOLD    FOR ALL   To withhold authority to vote, mark
     02) Patrick J. McLaughlin   06) Glenn W. Reed           ALL       ALL       EXCEPT    "For All Except" and write the nominee's
     03) William J. Gedwed       07) Stuart D. Bilton                                      number on the line below.
     04) Gregory T. Mutz         08) Richard T. Mockler      [ ]       [ ]         [ ]
                                                                                           ----------------------------------------


VOTE ON PROPOSALS                                                                         FOR      AGAINST    ABSTAIN

2.   PROPOSAL TO APPROVE 2000 RESTRICTED STOCK PLAN                                       [ ]        [ ]        [ ]

3.   PROPOSAL TO APPROVE 2001 RESTRICTED STOCK PLAN                                       [ ]        [ ]        [ ]

4.   PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP as the independent
     public accountants for the Company.                                                  [ ]        [ ]        [ ]

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                      PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY.

------------------------------------------------              ------------------------------------------------
Signature (PLEASE SIGN WITHIN BOX)          Date              Signature (Joint Owners)                    Date

--------------------------------------------------------------------------------


                                      UICI
                                      PROXY
                4001 MCEWEN DRIVE, SUITE 200, DALLAS, TEXAS 75244
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Glenn W. Reed and Connie Palacios as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all shares of common stock of UICI held of record by the undersigned on March 26, 2001 at the annual meeting of stockholders to be held May 16, 2001 or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4. Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. if a partnership, please sign in partnership name by authorized person.